UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.  )
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Check the appropriate box:
☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
NBT Bancorp Inc.
(Name of Registrant as Specified in Its Charter)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11.

2023 Proxy Statement and Notice of Annual Meeting of Stockholders

NBT BANCORP

Notice of 2023 Annual Meeting of Stockholders
NBT Bancorp Inc. (“NBT”) will hold an annual meeting of stockholders on May 16, 2023 at 10:00 a.m. EDT (the “Annual Meeting”). You can attend the 2023 Annual Meeting online and vote your shares electronically. The Annual Meeting will be virtual and conducted through the online means described below.
The Annual Meeting is being held for the following purposes:
1.	To elect the twelve director nominees named in the proxy statement, each for a one-year term (Proposal 1);
2.
To approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and other related tables and narrative discussion (“Say-on-Pay”) (Proposal 2);

3.	To vote, on a non-binding, advisory basis, regarding the frequency of voting on the compensation of the named executive officers of the Company (“Say on Frequency”) (Proposal 3);
4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023 (Proposal 4); and
5.	To transact such other business as may properly come before the Annual Meeting.
We have fixed the close of business on March 20, 2023 as the record date for determining those stockholders of NBT entitled to vote at the Annual Meeting and any adjournments or postponements of the meeting. Only holders of record of NBT common stock at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting.
By Order of the Board of Directors of
NBT Bancorp Inc.
/s/ Martin A. Dietrich
Martin A. Dietrich
Chairman of the Board of Directors
Norwich, New York
April 6, 2023
Important Notice regarding the Internet availability of Proxy Materials for the Annual Meeting to be held on May 16, 2023 – The proxy statement and 2022 Annual Report are available free of charge at https://www.nbtbancorp.com/bn/annual-reports.html. Your vote is very important. We urge all stockholders to vote on the matters listed above and described in the proxy statement as soon as possible, whether or not they plan to attend the virtual Annual Meeting.

Proxy Statement
Annual Meeting of Stockholders
May 16, 2023
This proxy statement and accompanying proxy card are furnished to the stockholders of NBT Bancorp Inc. (“NBT” or the “Company”) in connection with the solicitation of proxies on behalf of the board of directors of the Company (the “Board”) to be used at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”). This proxy statement, together with the enclosed proxy card, is being provided to stockholders on or about April 6, 2023.
Annual Meeting Will Be Virtual
NBT will host a virtual Annual Meeting. You may attend the webcast of the meeting via the Internet at www.virtualshareholdermeeting.com/NBTB2023 when you enter your 16-digit control number included with the Notice of Internet Availability or proxy card. Instructions on how to attend and participate in the Annual Meeting via the webcast are posted on www.virtualshareholdermeeting.com/NBTB2023. You will be able to vote your shares by following the instructions on the website. You may visit www.proxyvote.com at any time prior to the Annual Meeting to ask questions of our executive management that may be addressed in the Annual Meeting and to access information about the Company.
The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet or WiFi connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear audio prior to the start of the Annual Meeting.
What Will Be Voted on at the Annual Meeting
At our Annual Meeting, our stockholders will be asked to consider and vote upon the following proposals:
•	To elect the twelve director nominees named in the proxy statement, each for a one-year term (Proposal 1);
•
To approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and other related tables and narrative discussion (“Say-on-Pay”) (Proposal 2);

•	To vote, on a non-binding, advisory basis, regarding the frequency of voting on the compensation of the named executive officers of the Company (“Say on Frequency”) (Proposal 3);
•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023 (Proposal 4); and
•	To transact such other business as may properly come before the Annual Meeting.
We may take action on the above matters at our Annual Meeting on May 16, 2023, or on any later date to which the Annual Meeting is postponed or adjourned.
We are unaware of other matters to be voted on at our Annual Meeting. If other matters do properly come before our Annual Meeting, including consideration of a motion to adjourn the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies, we intend that the persons named in this proxy will vote the shares represented by the proxies on such matters as determined by a majority of our Board.
Stockholders Entitled to Vote
We have set March 20, 2023 as the record date to determine which of our stockholders will be entitled to vote at our Annual Meeting. Only those stockholders who held their shares of record as of the close of business on that date will be entitled to receive notice of and to vote at our Annual Meeting. As of March 20, 2023, there were 42,904,332 outstanding shares of our common stock held by holders of record. Each of our stockholders on the record date is entitled to one vote per share.
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Proxy Statement
Quorum Requirement
The presence of at least a majority of the total number of issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business.
Vote Required to Approve the Proposals
Assuming the presence of a quorum at the Annual Meeting, the voting requirements for the matters presented are as follows:
•	For a nominee to be elected as a director, more votes must be cast FOR the nominee than AGAINST (Proposal 1).
•
The affirmative vote of a majority of the outstanding shares of our common stock which are present in person or represented by Proxy at the Annual Meeting and entitled to vote is required to approve the Say-on-Pay Proposal (Proposal 2), to approve the Say-on-Frequency Proposal (Proposal 3) and to ratify the appointment of our independent registered public accounting firm (Proposal 4).

Our Board urges our stockholders to vote via the Internet, by telephone or by completing, dating and signing the accompanying proxy card and returning it promptly in the enclosed postage-paid envelope.
Effect of Abstentions and Broker Non-Votes
If you abstain from voting on any of the proposals, you will still be considered present at the virtual Annual Meeting for purposes of determining a quorum. Abstentions will have no effect on the outcome of the election of directors or the Say-on-Frequency Proposal. For the purpose of the Say-on-Pay Proposal and the ratification of the appointment of our independent registered public accounting firm, abstentions will have the effect of a vote against the proposal.
Broker non-votes are proxies received from brokers or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters. Brokers who hold their customers’ shares in “street name” may, under the applicable rules of the exchange and other self-regulatory organizations of which the brokers are members, sign and submit proxies for such shares and may vote such shares on “routine” matters. Proposals 1, 2 and 3 are considered “non-routine” and Proposal 4 is considered “routine” under the applicable rules. Broker non-votes will not be counted as a vote cast or entitled to vote on any matter presented at the Annual Meeting and will therefore have no effect on the outcome of the voting on any matter presented at the Annual Meeting.
Voting Your Shares
Our Board is soliciting proxies from our stockholders. When you deliver a valid proxy, the shares represented by that proxy will be voted by a named agent in accordance with your instructions.
If you are a stockholder and vote by proxy but make no specification on your proxy card that you have otherwise properly executed, the named persons will vote the shares represented by your proxy:
•	FOR electing the twelve persons nominated by our Board as directors (Proposal 1);
•	FOR approving on a non-binding, advisory basis, the compensation of the Company’s named executive officers (Proposal 2);
•	FOR approving on a non-binding, advisory basis, the frequency of voting on the compensation of the named executive officers (Proposal 3); and
•	FOR ratifying the appointment of KPMG LLP as our independent registered public accounting firm (Proposal 4).
If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy or such matters as determined by a majority of the board of directors.
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Proxy Statement
If you are a stockholder whose shares are registered in your name, you may vote your shares by using one of the following methods:
Via the Internet. If you hold NBT common stock in your own name and not through a broker or other nominee, you can vote your shares of NBT common stock electronically via the Internet. Internet voting procedures are designed to authenticate stockholders by using the individual control number on your proxy card. If you vote via the Internet, you do not need to return your proxy card.
•
Before the Meeting – Go to www.proxyvote.com. Internet voting is available 24 hours a day until 11:59 p.m. Eastern Time on May 15, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 11, 2023 for shares held in a Plan.

•	During the Meeting – Go to www.virtualshareholdermeeting.com/NBTB2023
Mail. To grant your proxy by mail, please complete your proxy card and sign, date and return it in the enclosed envelope. To be valid, a returned proxy card must be signed and dated.
Telephone. If you hold NBT common stock in your own name and not through a broker or other nominee, you can vote your shares of NBT common stock by telephone by dialing the toll-free telephone number 1-800-690-6903. Telephone voting is available 24 hours a day until 11:59 p.m. Eastern Time on May 15, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 11, 2023 for shares held in a Plan. Telephone voting procedures are designed to authenticate stockholders by using the individual control number on your proxy card. If you vote by telephone, you do not need to return your proxy card.
If your shares are registered in the name of a bank or brokerage firm, you will receive instructions from your holder of record that must be followed in order for the record holder to vote the shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the telephone or via the Internet.
Changing Your Vote
Any NBT stockholder of record giving a proxy may revoke the proxy in one or more of the following ways:
•	Delivering a written notice of revocation to the Corporate Secretary of NBT bearing a later date than the proxy;
•	Submitting a later-dated proxy by mail, telephone or via the Internet; or
•	Voting during the meeting via the Internet at www.virtualshareholdermeeting.com/NBTB2023
You must send any written notice of revocation or subsequent proxy to NBT Bancorp Inc., 52 South Broad Street, Norwich, New York 13815, Attention: M. Randolph Sparks, Corporate Secretary. Any later-dated proxy submitted by telephone or via the Internet must be submitted prior to 11:59 p.m. Eastern Time on May 15, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 11, 2023 for shares held in a Plan.
If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.
Solicitation of Proxies and Costs
We will bear our own costs of soliciting of proxies. We will reimburse brokerage houses, fiduciaries, nominees and others for their out-of-pocket expenses in forwarding proxy materials to owners of shares of our common stock held in their names. In addition to the solicitation of proxies by use of the mail, we may solicit proxies from our stockholders by directors, officers and employees acting on our behalf in person or by telephone, facsimile or other appropriate means of communications. We will not pay any additional compensation, except for reimbursement of reasonable out-of-pocket expenses, to our directors, officers and employees in connection with the solicitation. You may direct any questions or requests for assistance regarding this proxy statement to M. Randolph Sparks, Corporate Secretary, by telephone at (607) 337-6141 or by email at rsparks@nbtbank.com.
Annual Report
A copy of our 2022 Annual Report accompanies this Proxy Statement. NBT is required to file an annual report on Form 10-K for its 2022 fiscal year with the Securities and Exchange Commission (“SEC”). Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to: NBT Bancorp Inc., 52 South Broad Street, Norwich, New York 13815, Attention: M. Randolph Sparks, Corporate Secretary. Our annual report on Form 10-K is available on our website www.nbtbancorp.com.
REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO US. PLEASE VOTE BY TELEPHONE, VIA THE INTERNET USING THE INTERNET ADDRESS ON YOUR PROXY CARD OR BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
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PROPOSAL 1: Election of Directors
PROPOSAL 1: Election of Directors
The Company elects all directors annually. Therefore, all twelve directors are standing for election at the 2023 Annual Meeting.
The persons named in the enclosed proxy intend to vote the shares of our common stock represented by each proxy properly executed and returned to us FOR the election of the aforementioned nominees as directors, but if the nominees should be unable to serve, they will vote such proxies for those substitute nominees as our Board shall designate to replace those nominees who are unable to serve. Our Board currently believes that each nominee will stand for election and will serve if elected as a director. Assuming the presence of a quorum at the Annual Meeting, in order for each of the twelve director nominees to be elected, more votes must be cast FOR the director nominee than AGAINST (Proposal 1). A director who fails to receive more votes FOR his or her election than AGAINST will tender his or her resignation to the Board of Directors for consideration, and our Nominating and Corporate Governance Committee will recommend to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will consider the recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results.
Information as to Nominees
Information regarding the nominees is provided below. Each biography contains information regarding each person’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experience, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that such person should serve as a director at the time of filing of this proxy statement. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each director’s biography is as of December 31, 2022. There are no family relationships among the directors or executives. All nominees are or will also become members of the board of directors of NBT Bank, N.A. (“NBT Bank”).
Director Retiring in 2023

Joseph A. Santangelo

Joseph A. Santangelo, 70, will retire as a director upon the expiration of his term at the 2023 Annual Meeting. Mr. Santangelo was on the Board of Central National Bank and continued his board service with NBT after the merger in 2001. Throughout his long tenure as a director, Mr. Santangelo’s commitment to NBT and his faithfulness to NBT’s community banking values have been unwavering. His contributions to the success of the Company are greatly appreciated by the Board of Directors.

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PROPOSAL 1: Election of Directors
Board Nominees for 2023
Age: 64 Director Since: 2016 Committees Risk Management
John H. Watt, Jr.

John H. Watt, Jr., 64, has served as the President and Chief Executive Officer (“CEO”) of the Company since 2016. Prior to that, Mr. Watt was an Executive Vice President of the Company and President of NBT Bank. He became a member of the Company’s executive management team in 2015. He joined the Company and NBT Bank in 2014. Mr. Watt provided executive leadership for key functions, including commercial and consumer lending, credit administration and marketing. Mr. Watt became a director of NBT and NBT Bank in December 2016. Mr. Watt also serves on the NBT Financial Services, Inc. Board, which is an affiliate of the Company. Mr. Watt has over thirty-five years of experience in the financial services industry. Prior to joining the Company, he was executive vice president of commercial banking, investment management and bank operations at Alliance Bank, N.A. He was also a member of the board of directors for Alliance Bank and Alliance Financial Corporation, which merged with the Company in 2013. Previously, he was employed by JP Morgan Chase and its predecessors. Mr. Watt has served on numerous community-oriented boards in upstate New York, most recently on the finance committee of the Foundation of The Episcopal Diocese of Central New York, the finance committee of the Allyn Foundation, treasurer of the St. James Episcopal Foundation, member of the Board of Directors of the Chenango County United Way and as President of the board of On Point for College in Syracuse, NY. He is a graduate of Rutgers University with a bachelor’s degree in political science and earned his Juris Doctor from the National Law Center at George Washington University. Mr. Watt’s past experience and current leadership as President and CEO of NBT and NBT Bank provides him with thorough knowledge of the Company’s opportunities, challenges and operations.

Skills and Qualifications:
Accounting/Finance, Regulatory, Legal, Technology/Cybersecurity, Banking, CEO, Human Resources, Risk Management, Non-profit, Government, Corporate Board, Public Company Board

Age: 67 Director Since: 2005 Committees Risk Management
Martin A. Dietrich

Martin A. Dietrich, 67, served as the President and Chief Executive Officer of the Company and NBT Bank from 2004 through 2016. Prior to that, Mr. Dietrich was President and Chief Operating Officer of NBT Bank from September 1999 to December 2003. He has served as Chair of the NBT and NBT Bank Boards since May 2016. Mr. Dietrich has been a director of NBT Bank since 2003, and of NBT since 2005. Mr. Dietrich also serves on the Board of NBT Financial Services, Inc., which is an affiliate of the Company. He is currently a director of Preferred Mutual Insurance Company, New York Bankers Association and Norwich Building Tomorrow Foundation Inc. Mr. Dietrich’s past leadership as President and Chief Executive Officer of NBT and NBT Bank provides him with thorough knowledge of the Company’s opportunities, challenges and operations.

Skills and Qualifications:
Accounting/Finance, Regulatory, Legal, Technology/Cybersecurity, Banking, CEO, Human Resources, Risk Management, Non-profit, Government, Corporate Board, Public Company Board

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PROPOSAL 1: Election of Directors
Age: 46 Director Since: 2020 Committees Nominating and Corporate Governance Risk Management
Johanna R. Ames

Johanna R. Ames, 46, has been President of Ames Linen Service, Inc. since 2007. Ames Linen Service, Inc. is a woman-owned commercial laundry and linen rental company located in Cortland, New York that serves approximately 1,000 customers in the education, food and beverage, healthcare and hospitality industries throughout Central New York. Ms. Ames was appointed to the NBT and NBT Bank Boards in September 2020. Ms. Ames served on NBT Bank’s Southern Tier Advisory Board from 2016 to 2020. Ms. Ames is also on the Boards of Directors for Guthrie Healthcare System, Inc. and the Cortland County Business Development/Industrial Development Agency. Ms. Ames chairs the Cortland College Foundation Board of Directors and is a member of the Colgate University Alumni Council. Ms. Ames’ experience as a business owner in NBT’s market area provides the Board with insight into the needs of NBT’s customers, and she is well suited to advise NBT with its challenges, opportunities and operations.

Skills and Qualifications:
Accounting/Finance, Regulatory, CEO, Human Resources, Risk Management, Non-profit, Corporate Board

Age: 55 Director Since: 2021 Committees Audit Compensation and Benefits
J. David Brown

J. David Brown, 55, has been employed by the Capital District YMCA in Albany, New York since 1993, and has been its President & CEO since 2007. Mr. Brown has previously served as a Director of the Saratoga National Bank and the NBT Bank Capital District Advisory Board. Mr. Brown was a member of the Siena College Board of Trustees, Governor’s Regional Economic Council and the Diversity & Inclusion Council for the YMCA of the USA. His awards and recognitions include the Director of the Year from the Association of YMCA Professionals, NYS Governor’s African American Community Distinction, 40 Elite Alumni Honoree and 40 Under Forty Honoree by the Capital District Business Review. His strong executive experience in the non-profit sector and knowledge of NBT’s Capital Region market make Mr. Brown a valuable addition to the Board.

Skills and Qualifications:
Accounting/Finance, Regulatory, Legal, Banking, CEO, Human Resources, Risk Management, Non-profit, Government, Corporate Board, Public Company Board

Age: 60 Director Since: 2011 Committees Compensation and Benefits (Chair) Audit
Timothy E. Delaney

Timothy E. Delaney, 60, is the President of the Wesson Group LLC. Mr. Delaney is Founder and former President of The Delaney Group, Inc. and is a former Executive Vice President of its successor company, Tetra Tech Construction, Inc. and President of Tetra Tech Canada Construction. Together, these companies make up the North American Renewable Construction division of Tetra Tech, Inc. (Nasdaq: TTEK), and have been principally engaged in energy-related heavy civil engineering and construction since 1982. Mr. Delaney has been a director of NBT since January 2011 and has been a director of NBT Bank since 2006. He currently serves as Chair of the Compensation and Benefits Committee of the Company. Mr. Delaney’s experience as a business owner in NBT’s market area and experience as an NBT Bank director provides the Board with insight into the needs of NBT’s customers, executive management and insight into NBT’s challenges, opportunities and operations. Mr. Delaney also serves on the NBT Financial Services, Inc. Board, which is an affiliate of the Company.

Skills and Qualifications:
Accounting/Finance, Regulatory, Legal, Banking, CEO, Human Resources, Risk Management, Non-profit, Corporate Board

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PROPOSAL 1: Election of Directors
Age: 71 Director Since: 2011 Committees Nominating and Corporate Governance Audit
James H. Douglas

James H. Douglas, 71, is the former Governor of Vermont, a position he held for four two-year terms, from 2002 to 2010. Mr. Douglas has been a director of NBT and NBT Bank since January 2011 and is currently Lead Director. Mr. Douglas served the people of Vermont for more than 35 years, having been elected to the Vermont House of Representatives after graduating from Middlebury College in 1972. Mr. Douglas was elected Secretary of State in 1980, a position he held until 1992. He was then elected as State Treasurer in 1994, a position he held until his election as Governor. Outside of government, Mr. Douglas is an executive in residence at Middlebury College and has been active in numerous community organizations. In addition, he is a director for National Life Group and National Life Insurance Company; Union Mutual of Vermont; Calvin Coolidge Presidential Foundation; James B. Hunt, Jr. Institute for Educational Leadership; and Policy; and United States of Care. Mr. Douglas’ experience in state politics provides the Board with insight into the Vermont market. Mr. Douglas also brings executive management and governance experience from his previous positions. Further, the skills he developed as State Treasurer provide the Board with additional finance experience.

Skills and Qualifications:
Accounting/Finance, Regulatory, CEO, Human Resources, Risk Management, Non-profit, Government, Corporate Board

Age: 53 Director Since: 2022 Committees Audit Compensation and Benefits
Heidi M. Hoeller

Heidi M. Hoeller, 53, is a retired partner of PricewaterhouseCoopers LLP (“PwC”) with over 25 years of experience as a leader in audit and financial services. Ms. Hoeller held numerous positions at PwC from November 1993 until her retirement in June 2019. She spent most of her career in the Northeast, where she served as audit partner on a diverse portfolio of clients within the insurance sector. Prior to her retirement, she was a financial services partner in PwC’s National Quality Organization. She is a director of Preferred Mutual Insurance Company, Vice Chair of the Utica University Board of Trustees, a member of the American Institute of Certified Public Accountants and a CPA licensed in New York. Ms. Hoeller was appointed to the NBT and NBT Bank Boards in January 2022.

Skills and Qualifications:
Accounting/Finance, Regulatory, Legal, Technology/Cybersecurity, Banking, Human Resources, Risk Management, Non-profit, Corporate Board, Public Company Board

Age: 65 Director Since: 2016 Committees Compensation and Benefits Risk Management
Andrew S. Kowalczyk III

Andrew S. Kowalczyk III, 65, is an attorney and partner at Kowalczyk & Deery, LLP in Utica, New York. His practice focuses on banking, business, corporate and real estate law. He was admitted to the New York State Bar in 1983. Mr. Kowalczyk is a graduate of St. Lawrence University and Albany Law School. He is a member of the Oneida County Bar Association, the New York State Bar Association and the American Bar Association. He served on the NBT Bank Advisory Board from 2006 through 2010. He was appointed to NBT Bank’s board in October 2010 and NBT’s board in May 2016. He is a member of the board of trustees of each of Mohawk Valley Health Services (“MVHS”), a not profit, Faxton St. Luke’s Hospital and St. Elizabeth Hospital, each a not-profit hospital corporation. MVHS is the active parent of each hospital. Mr. Kowalczyk participates as a board member and is a member of each of the audit, investment and pension committees. Mr. Kowalczyk also serves on the NBT Financial Services, Inc. Board, which is an affiliate board of the Company. Mr. Kowalczyk brings leadership experience, legal technical expertise and Utica and Mohawk Valley area market knowledge.

Skills and Qualifications:
Accounting/Finance, Regulatory, Legal, Technology/Cybersecurity, Banking, Human Resources, Risk Management, Non-profit, Corporate Board

8

PROPOSAL 1: Election of Directors
Age: 66 Director Since: 2016 Committees Audit Nominating and Corporate Governance (Chair)
V. Daniel Robinson II

V. Daniel Robinson II, 66, has served on the Board of Directors of New York Central Mutual Fire Insurance Company (“NYCM”) since 1986, and is currently its Chairman of the Board. From 1993 to 1999 he was President and Chief Operating Officer of NYCM, then was President and Chief Executive Officer from 1999 to 2022. Formerly the President and Chief Executive Officer of automobile insurer A. Central Insurance Company, a subsidiary of NYCM, from 2002 to 2022, Mr. Robinson is now its Chairman of the Board. He has been a director of A.F. Stager Independent Adjustors since 1991 and was its President from 2018 through February 2022. He was a member of the Excellus BlueCross BlueShield Utica Regional Advisory Board from 2014 to 2022. Mr. Robinson served on the Board of A. O. Fox Hospital, an affiliate association with Bassett Health Care Network, from 2012 to 2016 and continues his board membership with Basset Health Care Network. Mr. Robinson earned his bachelor’s degree in marketing from St. Bonaventure University. He was appointed to NBT Bank’s board in March 2008 and NBT’s board in May 2016. Mr. Robinson also serves on the NBT Financial Services, Inc. Board, which is an affiliate of the Company. Mr. Robinson provides executive leadership experience and knowledge of NBT’s Central New York market.

Skills and Qualifications:
Accounting/Finance, Regulatory, Legal, Technology/Cybersecurity, Banking, CEO, Human Resources, Risk Management, Non-profit, Government, Corporate Board, Public Company Board

Age: 67 Director Since: 2016 Committees Audit Compensation and Benefits Risk Management (Chair)
Matthew J. Salanger

Matthew J. Salanger, 67, was the longest-serving President and Chief Executive Officer of United Health Services, Inc. (“UHS”), having held the position from 2007 to 2017. He also served as President and Chief Executive Officer for UHS Hospitals, including UHS Binghamton General Hospital and UHS Wilson Medical Center from 1994 to 2017. Upon his retirement as President and Chief Executive Officer, he continued to provide strategic part-time guidance to UHS as Senior Strategic Advisor from 2018 to 2022. He is a member of the UHS, Inc. and UHS Hospitals Boards and Executive Committees. Mr. Salanger is a Fellow of the American College of Healthcare Executives, is licensed as a NYS nursing home administrator, is a member of the Binghamton University Council and has completed an appointment by former New York State Governor Paterson on the State’s Board of Examiners of Nursing Home Administrators. He earned a Bachelor of Arts degree at the University at Albany/SUNY and a master’s degree in Hospital and Health Administration at Xavier University. He was appointed to NBT Bank’s board in January 2011 and NBT’s board in May 2016. He serves as the Chair of the Risk Management Committee of NBT. Mr. Salanger brings executive leadership experience, board experience and knowledge of our Binghamton area market.

Skills and Qualifications:
Accounting/Finance, Regulatory, Legal, Technology/Cybersecurity, Banking, CEO, Human Resources, Risk Management, Non-profit, Corporate Board

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PROPOSAL 1: Election of Directors
Age: 70 Director Since: 2013 Committees Audit (Chair) Nominating and Corporate Governance Risk Management
Lowell A. Seifter

Lowell A. Seifter, 70, was Senior Counsel of St. Joseph’s Hospital Health Center in Syracuse, New York through December 31, 2021. He was a founding member of Green & Seifter Attorneys, PLLC, now known as Bousquet Holstein Attorneys, PLLC, where he practiced law from 1977 until 2011. He has returned to that firm on an Of Counsel basis beginning January 1, 2022. From 2002 until 2006, Mr. Seifter was a member of the board of directors of Bridge Street Financial, Inc. and its banking subsidiary, Oswego County National Bank. From 2006 until the merger with NBT, Mr. Seifter served on the Board of Directors of Alliance Financial Corporation and its subsidiary Alliance Bank where he was Chairman of the Compensation Committee and member of the Governance, Business Development and Risk Committees. Mr. Seifter received a B.S. degree from Syracuse University, a Juris Doctor degree from Syracuse University College of Law and is a non-practicing certified public accountant. Mr. Seifter brings technical expertise, leadership experience, industry knowledge and an understanding of the Syracuse market area. Mr. Seifter is the Chair of the Audit Committee.

Skills and Qualifications:
Accounting/Finance, Regulatory, Legal, Technology/Cybersecurity, Banking, CEO, Human Resources, Risk Management, Non-profit, Government, Corporate Board, Public Company Board

Age: 70 Director Since: 2013 Committees Risk Management
Jack H. Webb

Jack H. Webb, 70, was the Chairman and Chief Executive Officer of Alliance Financial Corporation from January 2002 until March 2013 when the company merged with NBT, at which time Mr. Webb became Executive Vice President of Strategic Support for NBT until May 2015. In March 2013, Mr. Webb also became a director of NBT and NBT Bank. Prior to the merger, he was also the President and Chief Executive Officer of Alliance Bank. He joined Alliance Financial Corporation in May 2000 after a 26-year career with Chase Manhattan Bank. He is the Chairman of the Board of Managers for Dolphin Green & Gold Fund, LLC and a member of the McNeil Academy Advisory Board for the Madden School of Business at Le Moyne College. Mr. Webb graduated from the Rochester Business Institute. His day-to-day leadership of Alliance Financial Corporation and Alliance Bank provides him with thorough knowledge of the financial services industry as well as NBT’s Syracuse market. Mr. Webb previously served on the NBT Financial Services, Inc. Board which is an affiliate board of the Company and served on the advisory board of CNY Lifetime Healthcare.

Skills and Qualifications:
Accounting/Finance, Regulatory, Legal, Technology/Cybersecurity, Banking, CEO, Human Resources, Risk Management, Non-profit, Government, Corporate Board, Public Company Board

The Board of Directors unanimously recommends that stockholders vote “FOR” the election of all of its director nominees.
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PROPOSAL 1: Election of Directors
Board Diversity, Experience and Skills
The Corporate Governance and Nominating Committee does not have a specific diversity policy with respect to the director nomination process. Rather, the Committee considers diversity in the broader sense of how a candidate’s viewpoints, experience, skills, background and other demographics could assist the Board in light of the Board’s composition at the time. The Board believes that each director contributes to the overall diversity by providing a variety of personal and professional experiences and backgrounds. As shown below, the current directors and nominees reflect the Board’s continued effort to foster diversity of gender, age, race, geographical background and experience. The Board is committed to considering diversity issues in evaluating its composition.
The following summarizes the diversity, independence, age, tenure and the identified experience and skills of our Board of Directors as of April 6, 2023.

Board Diversity Matrix
The Board of Directors views its diversity as an important strength, as our commitment to diversity of experience, gender, and ethnicity is a key driver of the Company’s success. The following table sets forth the diversity of the Board of Directors.
Board Diversity Matrix (As of April 6, 2023)
Total Number of Directors:	13
Part I: Gender Identity	Female	Male	Did Not Disclose Gender
Directors	2	10	1
Part II: Demographic Background
African American or Black	—	1	—
White	2	9	—
Did Not Disclose Demographic Background	—	—	1
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PROPOSAL 1: Election of Directors

(*)	Designated experience and skills were identified by each director in his/her self-assessment.
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Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information, as of February 28, 2023, with respect to the beneficial ownership of the Company’s Common Stock by: (1) each director and nominee; (2) each named executive officer; and (3) all executive officers and directors as a group. Except as otherwise indicated, each of the stockholders named below effectively exercises sole, or shared with spouse, voting and investment power with respect to the outstanding shares of common stock beneficially owned.
Directors, Nominees for Director and Named Executive Officers	Total Beneficial Ownership of NBT Bancorp Common Stock	Percent of Shares Outstanding
Johanna R. Ames (1)	207,379	*
J. David Brown	2,664	*
Timothy E. Delaney (2)	48,563	*
Martin A. Dietrich (3)	114,107	*
James H. Douglas	13,100	*
Heidi M. Hoeller	3,441	*
Andrew S. Kowalczyk III	12,410	*
V. Daniel Robinson II (4)	558,390	1.30%
Matthew J. Salanger	23,716	*
Joseph A. Santangelo (5)	107,821	*
Lowell A. Seifter	51,112	*
Jack H. Webb	52,917	*
John H. Watt, Jr.	119,713	*
Scott A. Kingsley	19,486	*
Joseph R. Stagliano	94,313	*
Ruth H. Mahoney	10,773	*
M. Randolph Sparks	2,862	*
Directors and Executive Officers as a Group (20 persons)	1,514,119	3.53%
(*)	Less than one percent.
(1)	Includes 204,186 shares held by a trust for which Ms. Ames has voting discretion.
(2)	Includes 12,020 shares held by a trust for which Mr. Delaney has voting discretion.
(3)	Includes 5,123 shares held by a trust for which Mr. Dietrich has voting discretion.
(4)	Includes 537,558 shares held by NYCM of which Mr. Robinson is Chairman of the Board and shares voting powers and 4,425 shares held by a trust for which Mr. Robinson has voting discretion.
(5)
Includes 86,057 shares held by Arkell Hall Foundation Inc. of which Mr. Santangelo is President and CEO and shares investment and voting powers with that foundation’s Board of Trustees. Mr. Santangelo will retire as a director upon the expiration of his term at the 2023 Annual Meeting.

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Beneficial Ownership of Principal Holders of Voting Securities of NBT
Beneficial Ownership of Principal Holders of Voting Securities of NBT
The following table sets forth information as of February 28, 2023, except as indicated below, with respect to the beneficial ownership of common stock by any person or group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) who is known to the Company to be the beneficial owner of more than five percent of the common stock. As of February 28, 2023, the Company had 42,903,487 outstanding shares of common stock.
Name and Addresses of Beneficial Owners	Number of Shares Nature of Beneficial Ownership (1)	Percent of Common Stock Owned
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	5,998,051 (2)	13.98%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	4,841,817 (3)	11.29%
(1)
Based on information in the most recent Schedule 13D or 13G filed with the SEC pursuant to the Exchange Act with respect to holdings of the Company’s common stock as of December 31, 2022. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Company common stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from February 28, 2023. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

(2)
BlackRock, Inc. reported that it has sole dispositive power over 5,998,051 shares (14.00% of outstanding shares) and sole voting power over 5,918,990 shares (13.81% of outstanding shares) of Company common stock as of December 31, 2022.

(3)
The Vanguard Group, Inc. reported that it has sole dispositive and voting power over 4,771,471 shares and shared dispositive and voting power over 70,346 shares of NBT common stock as of December 31, 2022, or an aggregate of 11.30% of Company shares outstanding as of such date.

Section 16(a) Beneficial Ownership Reporting Compliance
Our directors and executive officers must, under Section 16(a) of the Exchange Act, file certain reports of their initial ownership of our common stock and of changes in beneficial ownership of such stock. Based solely on a review of reports submitted to NBT, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2022 all Section 16(a) filing requirements applicable to NBT’s officers and directors were complied with on a timely basis.
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Corporate Governance
Corporate Governance
The business and affairs of the Company are managed under the direction of the Board of Directors. Members of the Board are kept informed of the Company’s business through discussions with the Company’s executive officers by reviewing materials provided to them and by participating in meetings and strategic planning sessions of the Board and its committees. The Board has adopted corporate governance practices and policies which the Board and senior management believe promote sound and effective corporate governance.
Director Independence
Based on a review of the directors’ responses to questions regarding employment and compensation history, affiliations and family and other relationships, and on individual discussions with directors, the Board has determined that all directors, excluding Mr. Watt, meet the standards of independence set forth by the Nasdaq Stock Market. In making this determination, the Board considered transactions and relationships between each director or his or her immediate family and the Company and its subsidiaries, including those reported under “Compensation Committee Interlocks and Insider Participation” and “Certain Relationships and Related Party Transactions” included herein. Mr. Watt is not independent because he is the current President and Chief Executive Officer of the Company.
The independent members of the Board meet at least twice annually in an executive session where the non-independent director and management are excused. Lead Director James Douglas chairs these executive sessions.
Code of Ethics
The Company has adopted a Code of Business Conduct and Ethics that applies to all employees, as well as each member of the Company’s Board of Directors. The Code of Business Conduct and Ethics is available at the Company’s website at https://www.nbtbancorp.com/bn/corporate-governance.html.
Board Policy Regarding Communications with the Board
The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to Corporate Secretary, NBT Bancorp Inc., 52 South Broad Street, Norwich, New York 13815. Any such communication must state the name of the stockholder and the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate. At each Board meeting, a member of management presents a summary of all communications received since the last meeting, if applicable, that were not forwarded and makes those communications available on request.
The Board’s Role in Risk Oversight
The Board of Directors, together with the Audit Committee, the Risk Management Committee, the Nominating and Corporate Governance Committee and the Compensation and Benefits Committee coordinate with each other to provide enterprise-wide oversight of our management and handling of risk. These committees report regularly to the full Board of Directors on risk-related matters and provide the Board of Directors with insight about our management of strategic, credit, interest rate, liquidity, compliance, operational and reputational risks. In addition, at meetings of the Board of Directors and its committees, directors receive regular updates and reports from management regarding risk management practices, including credit quality, financial reporting, technology, internal controls, compliance, legal matters and asset liability and liquidity management, among other topics. Furthermore, current risk management issues are discussed regularly with the Board of Directors and its committees.
The Risk Management Committee consists of seven directors, of which six are independent directors, as follows: Mr. Salanger (Chair), Ms. Ames, Mr. Dietrich, Mr. Kowalczyk, Mr. Seifter, Mr. Watt and Mr. Webb. The primary purpose of the Risk Management Committee is to assist the Board of Directors in:
•	Overseeing the Company’s risk management activities and the effectiveness of the Company’s enterprise risk management (“ERM”) framework;
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Corporate Governance
•	Overseeing management’s policies and procedures to identify, measure, monitor and control operational, compliance, regulatory, legal, strategic and reputational risks that confront the Company;
•	Establishing and aligning risk appetite with strategic objectives and strategic planning; and
•	Overseeing the performance of the Company’s Risk Management Division personnel.
The Risk Management Committee charter outlines more specific duties and responsibilities of the committee.
Board Leadership Structure
The Board of Directors does not have a policy on whether the same person may serve as both the chief executive officer and chair of the board or, if the roles are separate, whether the chair should be selected from the non-employee directors. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. Currently, Mr. Watt serves as the Chief Executive Officer of the Company, while Mr. Dietrich serves as the Chair of the Board of Directors. The Board of Directors believes that this leadership structure best serves the Company at this time because it allows Mr. Watt to focus on the Company’s operations and strategy, while Mr. Dietrich, among other things, can provide leadership for the Board of Directors, set the agenda for meetings and enable other directors to raise issues and concerns for Board consideration without immediately involving the Chief Executive Officer or other management. The Board of Directors believes it currently benefits from having a director, who is also a former executive officer of the Company, as its Chair. Mr. Douglas serves as the Lead Director, providing an independent point of contact for the Board of Directors.
Director Attendance at Board Meetings and Annual Meetings
During 2022, the Board held eight meetings. Each incumbent director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board held during the period that the individual served; and (2) the total number of meetings held by all committees of the Board on which the director served during the period that the individual served. In addition, as reflected in our Corporate Governance Guidelines, we have adopted a policy strongly encouraging directors to attend our Annual Meeting of stockholders. All directors attended the 2022 Annual Meeting, and we expect that all directors will attend the 2023 Annual Meeting.
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Corporate Governance
Committees of the Board of Directors
Our Board has a number of standing committees, including a Nominating and Corporate Governance Committee, Audit Committee, Compensation and Benefits Committee and Risk Management Committee. The Board has determined that all of the directors who serve on the Nominating and Corporate Governance Committee, Audit Committee and Compensation and Benefits Committee are independent for purposes of Nasdaq Rule 5605 and that the members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Exchange Act. A table showing the members of each of these committees follows.
Director	Nominating and Corporate Governance	Audit	Compensation and Benefits	Risk Management
Johanna R. Ames	✔			✔
J. David Brown		✔	✔
Timothy E. Delaney		✔	Chair
Martin A. Dietrich				✔
James H. Douglas	✔	✔
Heidi M. Hoeller		✔	✔
Andrew S. Kowalczyk III			✔	✔
V. Daniel Robinson II	Chair	✔
Matthew J. Salanger		✔	✔	Chair
Joseph A. Santangelo (1)	✔
Lowell A. Seifter	✔	Chair		✔
John H. Watt, Jr.				✔
Jack H. Webb				✔
(1)	Mr. Santangelo will retire as a director upon the expiration of his term at the 2023 Annual Meeting.
A description of each of these committees follows.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for determining the qualification of and nominating persons for election to the Board of Directors, including (if applicable) stockholder nominations that comply with the notice procedures set forth by SEC rules and the Company’s Bylaws. The Nominating and Corporate Governance Committee also formulates our corporate governance guidelines and functions to ensure successful development of management at the senior level and succession planning, as applicable. The Nominating and Corporate Governance Committee regularly evaluates our corporate governance process against current trends and provides recommendations to the Board of Directors. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available on the Company’s website at https://www.nbtbancorp.com/bn/corporate-governance.html. This committee met three times during 2022.
The Board of Directors believes that it should be comprised of directors who possess the highest personal and professional ethics, integrity and values, who shall have demonstrated exceptional ability and judgment and who shall be most effective in representing the long-term interests of the stockholders. While the Board of Directors and Nominating and Corporate Governance Committee have no formal policy on board diversity, diversity is considered by the Nominating and Corporate Governance Committee in determining the qualification of and nominating persons for election to the Board of Directors.
When considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee takes into account the candidate’s qualifications, experience and independence from management. In addition, in accordance with the Company’s Bylaws:
•	Every director must be a citizen of the United States;
•	Each director must own $1,000 aggregate book value of the Company’s common stock (see ownership guidelines for continuing directors included herein); and
•	No person shall serve as a director beyond the Company’s Annual Meeting following the date upon which he or she shall have attained the age of 72 years.
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Corporate Governance
When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others. The Committee also has the authority to retain any search firm to assist in the identification of director candidates. The Committee will review the qualifications and experience of each candidate. If the Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election.
The Company’s Bylaws also permit stockholders eligible to vote at the Annual Meeting to nominate director candidates, but only if such nominations are made pursuant to timely notice in writing to the CEO of NBT. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of NBT at least 150 days prior to the one-year anniversary of the date immediately preceding the prior year’s Annual Meeting of stockholders. The Nominating and Corporate Governance Committee will consider candidates for director suggested by stockholders by applying the criteria for candidates described above and considering the additional information required by Article III, Section 4 of the Company’s Bylaws, which must be set forth in a stockholder’s notice of nomination. Article III, Section 4 of the Company’s Bylaws requires that the notice include: (1) as to each person whom the stockholder proposes to nominate for election as a director, (a) the name and address of such person and (b) the principal occupation or employment of such person; and (2) as to the stockholder giving notice (a) the name and address of such stockholder, (b) the number of shares of the Company that will be voted for the proposed nominee by such stockholder (including shares to be voted by proxy) and (c) the number of shares of the Company which are beneficially owned by such stockholder.
Audit Committee
The Audit Committee represents our Board in fulfilling its statutory and fiduciary responsibilities for independent audits of NBT’s consolidated financial statements, including monitoring accounting and financial reporting practices and financial information distributed to stockholders and the general public. Directors on our Audit Committee meet the expanded independence requirements of audit committee members. In addition, our Board of Directors has determined that Ms. Hoeller and Mr. Seifter are “audit committee financial experts” as that term is defined in Item 407(d)(5) of Regulation S-K.
This Committee met four times in 2022. Responsibilities and duties of this Committee are discussed more fully in the Audit Committee Report herein and in the Audit Committee’s charter, which is available on the Company’s website at https://www.nbtbancorp.com/bn/corporate-governance.html.
Compensation and Benefits Committee
All of the Company’s Compensation and Benefits Committee members are independent directors, as determined by the Board, and as such term is defined in the Nasdaq Marketplace Rules as they apply to the Company.
The Committee is responsible for the development, oversight and administration of the Company’s compensation program. The Committee works closely with the Company’s CEO and Chief of Staff to implement our compensation program. In addition, the Committee engages in executive sessions without Company management present.
The Committee regularly reviews our compensation practices and policies and recommends to the Board of Directors the compensation and benefits for the CEO, directors and executive management team, including the named executive officers. In making compensation recommendations to the Board of Directors for the named executive officers, the Committee relies substantially on the recommendations of the CEO and, in the case of the CEO’s compensation, upon the recommendation of the Chair of the Board. The Committee generally determines the compensation for the named executive officers at its December meeting preceding the commencement of the fiscal year in which the compensation will be paid or earned, or in its January meeting of such fiscal year.
The CEO’s compensation reflects the Committee’s evaluation of his performance measured against the following criteria: (1) implementation of the Company’s short and long-term strategies; (2) financial and operating performance; (3) succession planning and leadership development; (4) customer service; and (5) leadership in positioning the Company to meet the significant operational and regulatory challenges of the evolving financial services industry. The Committee may use its discretion to deviate from or modify compensation policies and recommendations, but does so rarely, and typically only in unusual circumstances.
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Corporate Governance
The Committee also administers the Company’s Defined Benefit Pension Plan (“Pension Plan”), 401(k) & Employee Stock Ownership Plan (the “401(k) Plan & ESOP”), the 2008 Omnibus Incentive Plan (the “2008 Plan”) and the 2018 Omnibus Incentive Plan (the “2018 Plan,” and together with the 2008 Plan, the “Omnibus Plans”) and awards outstanding under prior equity plans. Pursuant to the terms of the Company’s 2018 Plan, which is the Company’s active equity plan, the Committee may delegate its authority to grant awards to nonexecutive officers under such plan to a member of the Board, and the Committee has granted such authority, within certain defined limits, to Mr. Watt. A charter that reflects these responsibilities and delegated authority, which the Committee and the Board periodically review and revise, governs the Committee. A copy of the charter is available on the Company’s website at https://www.nbtbancorp.com/bn/corporate-governance.html. The Committee met six times in 2022.
Risk Management Committee
The Risk Management Committee was established in 2018 and oversees the Company’s risk management activities and the effectiveness of its ERM framework. The Committee also reviews periodic reports related to the Company’s compliance program and legal and regulatory matters. The Committee is responsible for oversight of operational risk, including Company action related to information security, technology, fraud, privacy, business continuity and disaster recovery, vendor management, data governance and insurance coverage.
Environmental, Social and Governance
Our Board of Directors recognizes that Environmental, Social and Governance (“ESG”) principles are important to the Company’s various stakeholders, including stockholders, customers, communities and employees, and desires to drive positive social and environmental impact. The Board further believes that the Company’s reputation for integrity and corporate responsibility are bedrock principles and the ESG framework provides an opportunity to define, measure and highlight our values to the Company’s stakeholders. Accordingly, the Board has committed to the following:
•	Oversight of ESG matters at the Board level and active participation and monitoring of the Company’s ESG efforts within the Nominating and Governance Committee;
•	Commitment to each of the three pillars – Environmental, Social, and Governance – with action plans for each pillar;
•	Regular assessment of existing ESG practices within the Company and identification of opportunities for further development; and
•	Public disclosure of the Company’s efforts and measurement of progress and results;
Environmental
The Company is focused on the environment and committed to business practices and activities that encourage sustainability and minimize our environmental impact. In larger facilities, the Company conserves energy through the use of building energy management systems and motion sensor lighting controls. In new construction and renovations, the Company incorporates high-efficiency mechanical equipment, LED lighting, and modern building techniques to reduce our carbon footprint wherever possible. The Company has an ongoing initiative to replace existing lighting with LED lighting to reduce energy consumption.
The Company offers a financing product to homeowners on a national basis which provides an opportunity to power their homes with sustainable solar energy and reduce their carbon footprint at an affordable price. Services like mobile and online banking, remote deposit capture, electronic loan payments, eStatements and combined statements enable us to support all customers in their efforts to consume less fuel and paper. We continue to digitize loan origination and deposit account opening processes, reducing trips to the bank and paper documents for our customers. Across our footprint, we host community shred days with multiple confidential document destruction companies to promote safe document disposal and recycling.
Social – Commitment to Our Communities
We are committed to strengthening the communities we serve through volunteerism and philanthropy, serving as a leader in our local communities. The Company is engaged in the communities where we do business and where our employees and directors live and work. We live out our core values of community involvement through investments of both money and the time of our employees.
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Corporate Governance
Through our active contribution program, administered by market-based committees with representation from all lines of business, the Company contributed nearly $2.0 million in 2022. Our teams’ efforts to distribute philanthropic resources across our footprint ensure alignment with local needs and support for hundreds of organizations that provide health and human services and promote education, affordable housing, economic development, the arts and agriculture.
A consistent way that the Company and our employees support our communities across our markets is through giving to United Way chapters in the form of corporate pledges and employee campaign contributions. In 2022, these commitments resulted in over $365,000 in funding for United Way chapters that provide resources to local organizations offering critical education, financial, food security and health services.
In addition to corporate financial support of community organizations and causes, employees are encouraged and empowered to volunteer and be a resource in their communities. They invest their financial and other expertise as board members and serve in roles where they offer direct support to those in need by engaging in all manner of volunteer activities. New employees participate in an onboarding experience that includes a community service activity.
In 2022, the Bank and CEI-Boulos Capital Management, LLC announced the launch of the NBT CEI-Boulos Impact Fund, LLC a $10 million real estate equity investment fund with NBT Bank as the sole investor. The fund is designed to support individuals and communities with low- and moderate income through investments in high-impact, community-supported, commercial real estate projects located within the Bank’s Community Reinvestment Act assessment areas in New York. A Social Impact Advisory Board was also appointed to review proposed investments based on each project’s social and environmental impact, alignment with community needs and community support. Areas of the fund’s targeted impact include: projects that support job creation; affordable and workforce housing; Main Street revitalization/historic preservation developments that do not contribute to displacement; developments that serve non-profit organizations; and environmentally sustainable real estate developments.
We are also committed to helping the individuals in our communities develop their financial health. The Company offers a comprehensive array of financial products and services with options that are beneficial to unbanked and underbanked individuals. Deposit accounts include low balance savings and checking options that feature minimal or no monthly service fees, provide assistance rebuilding positive relationships, and assistance for those just starting a new banking relationship. The new NBT iSelect Account was introduced in 2021 and certified as meeting the Bank On National Account Standard for 2021-2022 and again for 2023-2024. Over 3,200 NBT iSelect Accounts have been opened. These accounts feature no monthly charges for maintenance, inactivity or dormancy, no overdraft fees and no minimum balance requirement. An enhanced digital banking platform incorporates ready access through online and mobile services to current credit score information and a personal financial management tool for budget and expense tracking.
The Company is focused on making home ownership accessible to everyone in the communities we serve. Our suite of home lending products features innovative and flexible options, including government guaranteed programs like Federal Housing Administration and U.S. Department of Veterans Affairs loans as well as programs developed in-house like our First Home Loan, Habitat for Humanity, Home in the City and Portfolio 97 programs. Our home lending team includes affordable housing loan originators, and we maintain longstanding relationships with affordable housing agency partners across our banking footprint that offer first-time homebuyer education programs and assistance with down payments and closing costs.
Social – Commitment to Our People
The Company has a long-standing commitment to diversity, equity and inclusion (“DEI”) and our initiatives remain stronger than ever. In 2022 the Company named a full-time Chief Diversity Officer after several years of leaders executing the responsibility of this role in a shared capacity. With full-time focus, the Chief Diversity Officer will continue to advance our DEI journey with strategies connected to engagement, careers and recruitment, innovation and measurement.
The Company’s DEI strategy has a commitment to enhancing our diversity, making us more innovative and effective at meeting the needs of our customers and communities. The Company utilizes a variety of approaches to maximize
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Corporate Governance
diversity within each pool of candidates through both internal and external recruitment practices. It is the Company’s belief that these efforts will provide equitable opportunities and contribute to improved products and services, better customer engagement and ultimately enhanced stockholder return.
Both grassroots and executive-sponsored strategies continue to be critical to our DEI initiatives. Executive-sponsored strategies support leadership opportunities with cross functional/geographic teams, panel discussions and a fireside chat in support of women’s empowerment and being your authentic self and a financial contribution to a community center supporting LGBTQ youth. Our DEI Inclusion Roundtable supports grassroots efforts focusing on raising awareness of various cultural and diverse interests. NBT Communities is an internal social media forum where employees with similar interests across the footprint can connect and get to know each other around a variety of topics. In addition, the Inclusion Roundtable launched Coffee and Connections as a way for employees to convene for thirty minutes over coffee in a virtual setting to discuss generational diversity, neurodiversity, travel interests and more.
The Company has a DEI steering committee comprised of members of the executive team, including the Chief Executive Officer. The plan is shared with our Board of Directors, management and employees, who are often included in implementing specific action items.
More information can be located on the Company’s website at https://www.nbtbank.com/about-us/Diversity-and-Inclusion/.
The Company’s focus on investing in our people includes key initiatives to attract, develop and retain our valued employees. Talent acquisition, and more importantly, retention continue to be top priorities, especially in the post-pandemic environment and considering the current challenges in the labor market. An Employee Referral Program was implemented in the third quarter resulting in current employees referring 18% of the new employees hired in 2022. While our employee retention rate remains consistently high, significant effort is placed on retaining our valued employees - stay interviews, career planning conversations, an ongoing coaching process, goal setting, individual development plans and enhanced communications all play a part in employee satisfaction. Our 2022 Employee Engagement survey provided insights leading to specific initiatives to enhance future engagement including clarity around business strategies, decision making and development opportunities. Positive feedback relating to high levels of interaction between managers and employees was received. The Company offers total benefits that address employees at various stages of their personal lives and careers, including a student loan repayment program, enhanced financial wellness programs, undergraduate and graduate tuition, paid parental leave, more flexibility in work schedules and paid leave benefits and a retirement transition option. The Company’s incentive programs recognize employees at all levels and are designed to motivate employees to support achievement of Company success, with appropriate risk assessment and prevention measures designed to prevent fraud.
The Company’s main priority is to attract and retain top talent by encouraging and promoting internal development. We invested in a variety of development tools and resources for all employees, including the introduction of LinkedIn Learning Library. The LinkedIn Learning Library is intended to make learning and development accessible to all employees in a concise, easily consumable format that enables employees to get the development they need to achieve individual career aspirations. In addition to the library, there are distinct training and development programs strategically designed to attract top talent early in their careers and to further foster the growth and retention of our high-potential and emerging leaders. These programs have been designed to meet the objectives outlined in our succession plan. Our Management Development Program aims to attract diverse talent, primarily college seniors by offering accelerated career advancement and mentoring with senior executives. The Company also offers two programs designed for high-potential employees, one for employees with prior professional experience and another one targeted to our more experienced employees with direct leadership responsibility. Both programs include a mentor, a coach, 360-degree feedback, individual development plans, presentation skill development and increased visibility to executive leadership. The programs accommodate delivery in both remote and in-person learning environments, made possible by utilizing our Microsoft Teams technology which was implemented across the Company to strengthen internal communications, collaboration and talent development. To support career development, we employ an internal career manager to work as a liaison with employees and managers. The Company also has a robust annual talent review and succession planning process that includes the Board of Directors and senior management.
The Company seeks to further refine its culture by soliciting employee opinions using engagement surveys. In addition, the Company regularly uses pulse surveys to explore further the sentiments behind employee well-being,
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Corporate Governance
attitudes about remote work, productivity, and work-life balance. A full Engagement Survey was completed in September 2022 to assess the overall level of employee engagement. We were pleased at the high level of engagement and participation in the survey. Divisional and Corporate actions have been developed to address areas employees suggested would be helpful. The Company believes engaged employees will drive retention, encourage discretionary employee effort and ultimately produce better experiences for our customers.
Governance
We are dedicated to being a financial industry leader in corporate governance and business ethics. The Company’s Board of Directors is composed of individuals with diverse professional and business experience. All of our directors, other than the Chief Executive Officer, are independent. They all share a commitment to fostering an effective risk environment coupled with a strong internal audit structure. Their unwavering commitment protects our clients, stockholders and reputation. Our Code of Ethics reflects the Company’s expectation for the conduct of our directors, officers and employees. Through recurring training and disclosures, as well as periodic communication related to specific topics, the Company maintains the highest level of ethical conduct.
Our Board of Directors believes that a fully engaged Board of Directors is a strategic asset of the Company, and that knowledgeable and fresh viewpoints and perspectives are important for informed decision-making. The Board of Directors regularly evaluates whether it collectively has the right mix of skills, experience, attributes and diverse viewpoints necessary for it to drive stockholder value. The results of this evaluation are used to help identify the desirable skills for potential Board of Directors nominees and to screen director candidates. In the past four years, the Board of Directors has nominated three new directors to the Board, two of them diverse. The Board will continue to seek and recruit highly talented and diverse director candidates in the future, as we expect several Board positions will become available through natural refreshment due to the Company’s age of 72 retirement standard.
In addition to the foregoing commitments, our Board of Directors believes in strong governance practices, including:
•	A non-classified Board with annual director elections;
•	Maintenance of independent committees of the Board with independent chairs and an independent Lead Director;
•	Regular executive sessions of the Board of Directors independent of management; and
•	Meaningful stock ownership guidelines for directors.
Finally, our Board understands the importance of aligning compensation with performance. Our compensation philosophy and programs for executives are balanced and risk-appropriate, demonstrate long-term alignment with sustained performance and stockholder interests and provide a competitive and effective program to attract, motivate and retain the best talent.
Cybersecurity
The Company is committed to cybersecurity and vigilantly protecting all clients, resources and information from unauthorized access. The Company has implemented a strategic approach to cybersecurity and performs semi-annual cybersecurity penetration tests and formal cybersecurity maturity assessments via a third party to ensure that we are consistent with security best practices. The Company's cybersecurity approach incorporates a layered portfolio of technology products and tools, documented policies, end-user training and dedicated resources to manage and monitor the evolving threat landscape. We employ dedicated cybersecurity personnel to focus on preventing, identifying and detecting cybersecurity risks. We use advanced next-generation protection technologies to rapidly detect and investigate any evidence of malicious activity, which allows us to quickly isolate systems to contain and prevent damage and restore systems. Incidents are required to be internally reported, including to the Board of Directors, if material or appropriate. The Board of Directors is responsible for overseeing cybersecurity risks and management provides the Board of Directors with updates on current cybersecurity projects and industry trends on at least a quarterly basis. Our cybersecurity personnel regularly evaluate risks and opportunities to improve our cybersecurity program. In addition, controls related to the Company's information technology environment are tested as part of our Sarbanes-Oxley audit.
22

Corporate Governance
Policy on Recovery of Awards
Incentive Compensation Clawback Policy
In the event of a restatement of incorrect financial results, the Company’s Compensation and Benefits Committee (the “Committee”) will review all cash and equity incentive awards made under the Company’s Omnibus Plans that were paid or awarded to executive officers (within the meaning of Rule 3b-7 of the Exchange Act) for performance periods beginning on and after January 1, 2019, which occur during the restatement period. If any such awards would have been lower had the level of achievement of applicable financial performance goals been calculated based on such restated financial results, the Committee will, if it determines appropriate in its sole discretion, to the extent permitted by governing law, require the reimbursement of the incremental portion of the awards in excess of the awards that would have been paid based on the restated financial results.
Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company as a result of misconduct with regard to any financial reporting requirement under applicable securities laws, the individuals subject to the automatic forfeiture provisions under Section 304 of the Sarbanes-Oxley Act of 2002 and any other employee who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, shall reimburse the Company the amount of any payment in settlement of an award earned or accrued during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document that contained such material noncompliance.
Equity Compensation Clawback Policy
The Committee may specify in an award that a grantee’s rights, payments and benefits with respect to the award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of the award. Such events may include, but shall not be limited to: termination of employment for cause, termination of the grantee’s provision of services to the Company, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the grantee or other conduct by the grantee that is detrimental to the business or reputation of the Company. These provisions will generally be limited to a three year look-back from the occurrence of the event that gives rise to the forfeiture.
Director Compensation
A compensation analysis, including a peer comparison, was completed in 2022. The goal of the study was to evaluate our director compensation against our peer group to ensure the Company’s compensation practices for our directors is consistent with banks our size and within our similar markets. The analysis identified current trends and levels of director fees. The committee agreed that after several years without an increase, and to remain competitive and aligned with overall Company performance, a modest increase was reasonable. The peer group methodology used in the director compensation analysis was consistent with the methodology outlined herein.
23

Corporate Governance
Set forth below is the fee schedule for non-executive directors as of December 31, 2022:
	Cash	Restricted Stock Units
Annual Retainer Fees
Chair:
NBT Bancorp Inc. Board	$57,500	$20,000
NBT Bank, N.A. Board	$57,500	$20,000
Audit Committee	$15,000	$—
Risk Management Committee	$15,000	$—
All Other Committees	$10,000	$—
Affiliate Board	$3,000	$—
Member:
NBT Bancorp Inc. Board	$30,000	$20,000
NBT Bank, N.A. Board	$30,000	$20,000
Fee per Board Meeting	$1,500	$—
Fee per Committee Meeting	$1,200	$—
The restricted stock unit awards in 2022 were issued pursuant to the 2018 Plan. The restricted stock units awarded to the non-employee directors vest one-third annually beginning on the first anniversary of the grant date.
Director Compensation Table
Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2) (3)	All Other Compensation ($) (4)	Total ($)
Johanna R. Ames	87,600	37,538	635	125,773
J. David Brown	88,800	37,538	—	126,338
Patricia T. Civil (5)	13,800	—	1,263	15,063
Timothy E. Delaney	97,900	37,538	774	136,212
Martin A. Dietrich	144,100	37,538	11,157	192,795
James H. Douglas	86,400	37,538	—	123,938
Heidi M. Hoeller	96,912	46,154	—	143,066
Andrew S. Kowalczyk III	95,700	37,538	3,792	137,030
John C. Mitchell (5)	13,800	—	7,405	21,205
V. Daniel Robinson II	95,500	37,538	—	133,038
Matthew J. Salanger	108,600	37,538	1,281	147,419
Joseph A. Santangelo (6)	89,100	37,538	11,683	138,321
Lowell A. Seifter	101,400	37,538	4,078	143,016
Jack H. Webb	99,100	37,538	3,000	139,638
(1)	Includes all fees earned during the fiscal year, whether such fees were paid currently or deferred.
(2)
These amounts reflect the aggregate grant date fair value of restricted stock unit awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The director restricted stock unit awards granted for fiscal year ending December 31, 2022, were issued as of May 17, 2022, and the per share fair market value was $33.94. Upon appointment to the Company’s board, Ms. Hoeller received a pro-rata restricted stock unit award granted on January 26, 2022, and the per share fair market value was $37.14. Assumptions used in the calculation of these amounts are materially consistent with those that are included in footnote 13 to the Company’s audited consolidated financial statements contained in its Annual Report on Form 10-K.

24

Corporate Governance
(3)	The aggregate number of outstanding awards as of December 31, 2022, is as follows:
Name	Unvested Restricted Stock Units
Johanna R. Ames	1,965
J. David Brown	1,712
Timothy E. Delaney	2,126
Martin A. Dietrich	2,126
James H. Douglas	2,126
Heidi M. Hoeller	1,338
Andrew S. Kowalczyk III	2,126
V. Daniel Robinson II	2,126
Matthew J. Salanger	2,126
Joseph A. Santangelo	2,126
Lowell A. Seifter	2,126
Jack H. Webb	2,126
(4)
All other compensation includes: cash dividends received on restricted stock and deferred stock granted pursuant to the Non-Employee Directors’ Restricted and Deferred Stock Plan and the Omnibus Plans for all non-employee directors totaling $31,642; and in the case of Ms. Civil and Mr. Mitchell only, also includes health and/or dental/vision insurance offered through the Company as part of legacy director benefit plans no longer offered, in the amount of $65 and $1,559, respectively. Mr. Seifter’s all other compensation also includes dividends paid through the Alliance Financial Corporation Deferred Compensation Plan. Mr. Dietrich’s all other compensation also includes amounts earned as an employee of the Company prior to retirement as follows: $6,860 in health and life insurance premiums and $4,298 for the value of split dollar life insurance premiums paid.

(5)	Ms. Civil and Mr. Mitchell retired as directors upon the expiration of their terms at the 2022 Annual Meeting.
(6)	Mr. Santangelo will retire as a director upon the expiration of his term at the 2023 Annual Meeting.
25

Compensation Discussion and Analysis
Compensation Discussion and Analysis
This section discusses the Company’s executive compensation philosophy, guidelines and programs, and the material factors affecting the Company’s decisions regarding the compensation of its named executive officers (“NEOs”). This information is presented to give our stockholders a clear and comprehensive picture of the Company’s executive compensation program and its individual components. It also describes the process followed by the Compensation and Benefits Committee (the “Committee”) for making compensation decisions, as well as its rationale for specific decisions related to 2022.
Named Executive Officers of NBT Bancorp Inc.
The following table sets forth certain information for the Named Executive Officers (“NEOs”) of the Company in 2022.
Name	Age at December 31, 2022	Positions Held with NBT and NBT Bank
John H. Watt, Jr.	64	President and Chief Executive Officer (“CEO”)
Scott A. Kingsley	58	Executive Vice President and Chief Financial Officer (“CFO”)
Joseph R. Stagliano	54	Executive Vice President, President of Retail Community Banking and Chief Information Officer
Ruth H. Mahoney	55	Executive Vice President, President of Wealth Management and Regional President for the Capital District and North Country
M. Randolph Sparks	64	Executive Vice President, General Counsel, Corporate Secretary and Chief Ethics Officer
Biographical information regarding the NEOs is set forth below. Information regarding Mr. Watt can be found under the section Board Nominees for 2023 found herein.
Scott A. Kingsley , has been Executive Vice President and Chief Financial Officer since he joined the Company on July 6, 2021. Prior to joining NBT, he was a member of the leadership team at Community Bank System, Inc. where he served as Chief Operating Officer and prior to that as Chief Financial Officer. Mr. Kingsley started his career with PricewaterhouseCoopers and was employed there for eight years before joining the Carlisle Companies, Inc., a large publicly traded manufacturer and distributor, where he served first as Corporate Controller and then as Chief Financial Officer of its Carlisle Engineered Products operating division. A Certified Public Accountant, Mr. Kingsley earned his Bachelor’s degree in Accounting at Clarkson University. He is a community leader and volunteer, serving on the Crouse Health Foundation Board of Trustees and on the Audit and Finance Committee for the Catholic Diocese of Syracuse.
Joseph R. Stagliano , has been Executive Vice President and President of Retail Community Banking since January 2019 and Chief Information Officer since 2006. Mr. Stagliano joined the Company in 1999 and held a number of leadership positions in Operations. In 2008, Mr. Stagliano was promoted to Executive Vice President and joined NBT’s Executive Management Team. He advanced to the position of Executive Vice President, Operations and Retail Banking in 2016. Mr. Stagliano has over twenty-five years of experience in the financial services industry. Prior to joining the Company, he was employed by MetLife where he held leadership roles in customer service and call center management. Mr. Stagliano holds a Bachelor’s degree in business and public management from SUNY Polytechnic Institute, formerly the State University of New York Institute of Technology in Utica and is a graduate of the Columbia Business School Executive Education Program. Mr. Stagliano is the chair of the Chenango Memorial Hospital board and is a board member of UHS Hospital and Norwich Building Tomorrow Foundation Inc. He is a past member of the board of education for the Norwich City School District.
26

Compensation Discussion and Analysis
Ruth H. Mahoney joined the Company in 2021 as President of Wealth Management. In 2022, she assumed the additional role of Regional President for the Capital District and North Country. Prior to joining the Company, Ms. Mahoney held various positions at KeyBank, including Capital Region Market President, Regional Retail Executive and Private Bank Executive. Ms. Mahoney earned her Bachelor’s degree in Business Administration and Marketing from Marist College. She is Co-Chair of the Regional Economic Council, a board member of Albany Medical Center and a trustee for the New York State Teacher’s Retirement System and a board member of New York State Bankers Association.
M. Randolph Sparks became EVP, General Counsel and Corporate Secretary of the Company in 2022 and took on the added role of Chief Ethics Officer in 2023. Mr. Sparks has extensive experience in legal executive roles at both large and midsize banks. He previously served as General Counsel and Corporate Secretary for MidFirst Bank, a full-service consumer and commercial bank based in Oklahoma City, OK with $35 billion in assets. Prior to joining MidFirst, Mr. Sparks was with Bank of America for 16 years where he held the position of Chief Counsel and Managing Director, Global Transaction Services. He also represented banks and other financial institutions in private practice for several years in Chicago. Prior to embarking on his legal career, Mr. Sparks began his banking career at Mercantile Bank in St. Louis, where he completed its management development program and became a Correspondent Banking Analyst. He also worked as a commercial lender for Landmark Bank before joining Freddie Mac as a financial analyst. Mr. Sparks earned his Juris Doctor from DePaul University College of Law. He also holds a Master of Business Administration from St. Louis University and a Bachelor of Arts in Accounting from Westminster College.
Executive Summary
The Company has a strong pay for performance culture. Our executive compensation programs are designed to reward the NEOs for making decisions that lead to consistently high financial performance and value creation for our stockholders. In 2022, the Company achieved strong operating performance at 25% above targeted expectations. The NEOs achieved 150% of their targeted opportunity under the annual Executive Incentive Compensation Plan (“EICP”) and 110.0% of their targeted opportunity in performance-vesting stock awards in the first year of the performance period.
2022 Business Highlights
The following highlights demonstrate the Company’s financial performance during 2022.
•	Reported net income of $152 million or $3.52 diluted earnings per share.
•	Generated positive operating leverage of $22 million with total revenues increasing 8%, or $39 million, while operating expenses were higher by 6%, or $17 million.
•	Increased net interest income 13% compared to prior year and increased net interest margin 31 basis points to 3.34%.
•
Loan growth was 8.7% and the Company continued to experience strong asset quality metrics with net charge-offs to total average loans of 0.11% and nonperforming assets to total assets at 0.18%, down 9 basis points from prior year.

•
Beginning July 1, 2022, the statutory price cap provision of the Durbin Amendment to the Dodd Frank Act ("Durbin Amendment") decreased card services income by approximately $8 million. The Company's strategies and planning in anticipation of this decrease resulted in retaining an overall strong Company performance for the year.

Below is a summary of key financial metrics and results for 2022. Refer to the “Pay for Performance” section herein for a summary of our pay for performance analysis.
Performance Metric	2022
Net Income ($ Millions)	$152.0
Diluted earnings per share	$3.52
Return on Average Assets (“ROAA”)	1.29%
Return on Average Equity	12.67%
Return on Average Tangible Equity (“ROATE”)	16.89%
Loan Growth	8.7%
Nonperforming Assets (“NPA”) to Total Assets	0.18%
27

Compensation Discussion and Analysis
The following table provides the non-GAAP reconciliation.
(Dollars in Millions)	2022
Net Income	$152.0
Amortization of Intangible Assets (Net of Tax)	1.7
Net Income, Excluding Intangible Amortization	$153.7
Average Stockholders’ Equity	$1,199.4
Less: Average Goodwill and Other Intangibles	289.2
Average Tangible Common Equity	$910.2
Return on Average Tangible Common Equity	16.89%
Say-on-Pay Results
The Company’s long-standing focus has been to align its compensation plans with business objectives, performance, stockholder interests and the practices of its peers. The Company considered the 95.6% non-binding advisory basis approval of the executive compensation of its NEOs by its stockholders at the Annual Meeting on May 17, 2022 to be a strong endorsement of its compensation programs. The Company also considered feedback from stockholders and commentary received from proxy advisory groups and independent compensation consultants to evaluate compensation practices. Proxy advisory groups were generally supportive of the Company’s pay practices, and no significant concerns have been identified.
Based on the results of the most recent non-binding stockholder advisory vote on the frequency of stockholder votes on executive compensation, the Compensation Committee and the Board determined that a stockholder advisory vote on executive compensation will take place every year, until and unless our stockholders vote to hold such an advisory vote with a different frequency, at which time the Board will carefully consider the stockholder vote resulting from the proposal and continue to evaluate the options for how frequently it holds “say-on-pay” votes.
What Guides Our Program
Overview
The Committee has adopted a formal Executive Officer Compensation Philosophy to guide compensation decisions. At the heart of this is a belief in a strong pay for performance culture and that its executive compensation philosophy must create long-term stockholder value. The strategy of the Committee is to design an executive compensation program that is both competitive with comparably sized financial institutions and furthers the objectives of the Company through strong performance results. The Committee regularly evaluates the compensation components in order to ensure that the NEOs’ compensation remains competitive and aligned with Company performance.
The primary objectives of the Company’s executive compensation program are to:
•	Attract and retain talented senior executives;
•	Align executive compensation with our overall business strategies, values and stockholder interests; and
•	Motivate senior executives by rewarding them for outstanding corporate and individual performance.
The following guiding principles are at the core of the Company’s executive compensation program. Executive compensation should be:
•	Closely aligned with both short-term and long-term stockholder interests;
•	Appropriately balanced to reflect performance related to the achievement of corporate and individual goals;
•	Designed to encourage senior executives to build and maintain significant equity investments in the Company; and
•	Determined by a committee composed entirely of independent directors having sufficient resources to do its job, including access to independent, qualified experts.
28

Compensation Discussion and Analysis
Compensation Programs and Best Practices
The Company recognizes and rewards results that are consistent with its strategy and business objectives.
Executives should balance potential outcomes with appropriate risk-taking. Executives must comply with Company risk policies and control mechanisms.
It is expected that executives act in a manner consistent with the highest ethical standards. The Company has incorporated this thinking into all compensation programs, practices and policies. Results obtained through tactics that are deceptive or are inconsistent with our values and culture are not rewarded and are subject to penalties including, but not limited to, clawbacks, discretionary downward adjustments to incentive compensation, employment decisions and disciplinary actions.
Executives are also subject to clawbacks in cases of fraud, errors/omissions and improper risk-taking for material adverse outcomes in the years following incentive compensation payouts.
The Company’s policies and practices promote strong compensation governance by:
•	Linking a significant portion of compensation to performance through the use of short-term (cash) and long-term (equity) compensation to encourage both proactivity and long-term sustainability.
•	Employing a variety of performance metrics to fully assess performance and mitigate excessive risk. Metrics should consider the environmental, social and governance impact.
•
Building in appropriate levels of negative discretion to adjust incentive payouts if results are not aligned with credit quality, regulatory compliance or leading indicators of future financial results. Positive discretion is permitted under special circumstances.

•	Assessing fairness of pay by analyzing the CEO pay ratio and pay equity for women and unrepresented groups. There is a formal commitment to increase Board and Management diversity.
•	Requiring that the executive inherently believe in, and visibly exhibit, the Company’s values and commitment to diversity and inclusion.
•	Using equity incentives to promote total return to stockholders, long-term performance and executive retention.
•	Utilizing an independent compensation consultant who advises and reports directly to the Committee.
•	Prohibiting hedging and pledging of Company stock.
•	Requiring meaningful stock ownership from our executive officers.
•	Including clawback policies applicable to incentive and equity compensation.
While we have an obligation to protect stockholder interests, we also are accountable to other key stakeholders including our employees, customers and community. Our compensation programs, practices and policies recognize this responsibility.
Our Compensation Components
Factors such as performance, knowledge, skills and experience play a role in compensation decision-making for individual executives. Discretionary factors are also considered in making appropriate compensation decisions in a balanced and holistic approach. It is strongly believed that executive performance should be considered in tandem with our values. These include Customer Focus, Integrity, Accountability, Teamwork, Positive Attitude, Mutual Respect and Community Involvement.
29

Compensation Discussion and Analysis
The Company’s compensation program centers on Total Direct Compensation (“TDC”), which is the sum of base salary, short-term incentives and long-term equity-based incentives. Our TDC is weighted heavily toward rewarding results, with a substantial portion “at risk” and performance-based. The following table shows the principal components of TDC, each one contributing to the accomplishment of our compensation program goals:
Compensation Component	Description	Purpose
Base Salary	Pay to recognize executive’s role, responsibilities, skills, experience, individual achievements and Company performance.	To provide competitive and fair fixed compensation.
Short-Term Cash Incentive Compensation	Annual cash rewards for achievement of pre-determined level of EPS, ROAA and individual goals.	To provide market competitive compensation. To motivate and reward executives for achieving annual Company, department and individual goals which support our long-term strategic plan.
Long-Term Equity-Based Incentive Compensation
Performance-based restricted stock units that vest based on future performance.

Time-vesting restricted stock units granted based on individual performance and earned over a designated time-period.

Both allow for a reduction in the award based on an NEO’s individual performance.

To strengthen pay for performance relationship, a significant portion of equity awards is performance-based.

To align executive interests with long-term interests of the Company and stockholders, provide a reward for superior performance, encourage stock ownership and enhance our ability to retain our top talent.

30

Compensation Discussion and Analysis

Our ability to attract and retain an exceptional leadership team is also dependent on having a full complement of compensation tools available to us and the flexibility to use them. This includes retirement and other limited benefits and perquisites, as well as the ability to leverage employment, change in control and severance agreements.
Compensation Component	Description	Purpose
Retirement Benefits
NEOs participate in Company-wide tax-qualified plans, including the Pension Plan (a defined benefit pension plan) and the 401(k) Plan & ESOP.

NEOs are eligible to receive a discretionary Company contribution to the deferred compensation plan based on Company and individual performance.

The CEO participates in a Supplemental Executive Retirement Plan (“SERP”).
To provide market-competitive and reasonable retirement benefits. To enhance the Company’s ability to attract and retain the executives.
Perquisites and Other Personal Benefits	Benefits may include automobiles, life and disability insurance, long-term care insurance and club dues. Eligibility for each perquisite varies depending on the position of the NEO.	To attract and retain superior executive employees and foster continuity in executive leadership.
Termination and Severance Pay	The NEOs have employment agreements providing post-termination severance compensation under certain scenarios, including a change in control.	To assist in attracting and retaining the NEOs and to minimize the impact on the executives when exploring or executing strategic change in control opportunities.
31

Compensation Discussion and Analysis
Risk Management
Risk management controls are developed to reduce the potential for imprudent risk taking. Controls are in place for the proper administration and oversight of the compensation programs.
All components of NBT’s executive incentive compensation plans include mechanisms through metric selection, discretion and/or plan design to adjust compensation payments for risk. Poor risk management practices and imprudent risk-taking will lead to an adverse impact on incentive compensation, such as reductions or loss of current and/or previously awarded incentive compensation.
The Committee involves the Company’s control functions (e.g., internal audit, risk and compliance) as well as outside advisors in its deliberations. Risk assessments of the Company’s compensation programs are conducted regularly.
Regulatory Guidance
We operate within the rules, regulations and laws concerning compensation, employee rights and protections. Compensation programs, practices and policies are designed to promote the long-term sustainability of our Company, stockholders, employees and the communities we serve.
The Committee approves the compensation for “Named Executive Officers” as defined under SEC Item 402 of Regulation S-K.
Roles of the Committee, Management and Consultant
The Role of the Committee. The Committee operates under a written charter that establishes its responsibilities. A copy of the Committee charter can be found on the Company’s website at www.nbtbancorp.com. The Committee reviews the charter annually to ensure that the scope of the charter is consistent with the Committee’s expected role. Under the charter, the Committee is charged with general responsibility for the oversight and administration of the Company compensation program. The charter gives the Committee the responsibility for determining the compensation of the CEO based on the Committee’s evaluation of his performance. The Committee reviews and approves the CEO’s recommendations for the compensation of the remaining NEOs. The charter also authorizes the Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities. The Committee utilizes a documented Compensation Philosophy as a roadmap in setting overall compensation, which is reviewed annually.
The Role of the CEO. The CEO does not provide recommendations concerning his own compensation, nor is he present when his compensation is discussed by the Committee. The Committee, with input from its independent compensation consultant, discusses the elements of his compensation in executive session and makes a recommendation to all of the non-management members of the Board for discussion and final approval. The CEO provides compensation recommendations for the other NEOs.
The Role of the Independent Consultant. The Committee has the sole authority to retain and terminate a compensation consultant and to approve the consultant’s fees and all other terms of the engagement. The independent compensation consultant performs a competitive assessment of the Company’s executive compensation programs and a pay analysis. The annual executive compensation assessment includes, but is not limited to, an assessment of the Company’s compensation program compared to those of its peers, TDC opportunities, an assessment of the Company’s financial performance relative to its peers and a review of the alignment of pay and performance. The assessments provide the Committee with a broad array of information from which to evaluate the effectiveness of its compensation programs and serve as a foundation for compensation decisions.
In addition to providing annual assessments, the consultant advises the Committee on best practices in light of the changes in the banking and corporate regulatory environment and assists the Committee in designing compensation arrangements that reflect the Company’s compensation philosophy. While the Committee considers input from the consultant when making compensation decisions, the Committee’s final decisions reflect many factors and considerations.
Meridian Compensation Partners, LLC (“Meridian”) was engaged to serve as the Committee’s compensation consultant for 2022 and 2023 compensation decisions. Meridian reported directly to the Committee and did not
32

Compensation Discussion and Analysis
provide any other services to the Company. The Committee has analyzed the work of Meridian and determined there were no conflicts of interest, taking into consideration the following factors, among others: (1) the provision of other services to the Company; (2) the amount of fees from the Company paid as a percentage of the firm’s total revenue; (3) internal policies and procedures within each consulting firm that are designed to prevent conflicts of interest; (4) any business or personal relationship of Meridian or the individual compensation advisors employed by each with an executive officer of the Company; (5) any business or personal relationship of the individual compensation advisors with any member of the Committee; and (6) any stock of the Company owned by the firms or the individual compensation advisors employed.
Benchmarking
The compensation review process entailed the use of survey data and peer group information prepared and presented by the consultant. The peer group used as reference for 2022 TDC and financial performance comparisons consists of community-based banking organizations with assets between $5 billion and $20 billion (approximately 0.5x – 2x the Company’s asset size), operating in a market similar to the Company’s and competing for comparable executive talent. The peer group utilized for the 2022 pay analysis consisted of the following companies.
Berkshire Hills Bancorp, Inc.	First Merchants Corporation	Park National Corporation
Brookline Bancorp, Inc.	Heartland Financial USA, Inc.	Premier Financial Corp.
Community Bank System, Inc.	Independent Bank Corp.	Provident Financial Services, Inc.
Customers Bancorp, Inc.	Merchants Bancorp	S&T Bancorp, Inc.
First Busey Corporation	Northwest Bancshares, Inc.	Tompkins Financial Corporation
First Commonwealth Financial Corporation	Ocean First Financial Corp.	WesBanco, Inc.
First Financial Bancorp.
The Committee generally sets target TDC, which reflects base salary, short-term incentives and long-term incentives that are commensurate with market median (or practice) for each individual’s role. After reviewing the benchmark study, the Committee determined the TDC targets are appropriate and consistent with this approach. It is important to note that this market data was not the sole determinant in setting executive pay levels. The Committee also considers corporate and individual performance, the nature of an individual’s role within the Company, as well as his or her experience and contributions to his or her current role when making its compensation-related decisions.
Pay for Performance
At the request of the Committee, the consultant conducts regular analyses to monitor pay and performance alignment (both financial and operational) resulting from its pay decisions for the CEO. The goal is to use this information as a reference for assessing the effectiveness of the pay programs and pay decisions. The consultant analyzes the actual realized pay delivered based on performance. Realizable pay is defined as the current value of compensation granted during the measurement period including annual cash salary paid, annual short-term incentive payments, current value of time-based equity granted and current value of long-term performance equity awards.
It is the Committee’s philosophy to reward the CEO for operational excellence. Operational excellence is achieved by selecting a composite of key financial metrics which define management’s strategic objectives They are tied, for the most part, to the primary performance metrics used in the short and long-term incentive plans. The Committee reviews these regularly in light of the Company’s financial performance. The 2022 study revealed that realizable pay of the Company’s CEO is aligned with operational performance for both the one-year and three-year performance periods using key metrics (normalized diluted EPS growth, ROAA, ROATE, NPA/Total Assets, Efficiency Ratio, TSR and Net Interest Margin).
2022 Compensation Decisions
Base Salary
The Committee reviews executive base salaries annually. Base salary is the only fixed portion of compensation for salaried employees of the Company, including the NEOs. The Company has entered into employment agreements with each NEO providing for a minimum base salary, subject to annual adjustments upon the Committee’s approval.
33

Compensation Discussion and Analysis
In 2022, the Committee determined the base salaries of the NEOs based on the Company’s guiding principles, unique pandemic environment and the competitive market. Messrs. Watt and Stagliano each received a 4% salary increase and Mr. Kingsley and Ms. Mahoney each received a 2.5% salary increase in order to maintain market-competitive base salaries and recognize their performance and contributions. The Committee’s recommendations were in line with the results of the compensation analysis. Below are the base salaries for the NEOs for 2022.
Named Executive Officer	January 1, 2022 Base Salary	2022 Base Salary Increase
John H. Watt, Jr.	$ 835,000	4.0%
Scott A. Kingsley	$512,500	2.5%
Joseph R. Stagliano	$439,130	4.0%
Ruth H. Mahoney	$404,875	2.5%
M. Randolph Sparks (1)	$399,000	—
(1)	Mr. Sparks entered into an employment agreement with the Company on May 23, 2022, which provided for an annual base salary of $399,000.
Variable Compensation
In addition to fixed base salaries, the Company provides cash and equity-based incentive compensation. Incentive compensation varies in amount depending on the factors discussed below and is designed to promote superior performance and achievement of corporate goals, to encourage the growth of stockholder value, and to share the long-term growth and profitability of the Company with key employees.
Executive Incentive Compensation Plan (“EICP”)
The EICP is a component of the 2018 Plan, a stockholder-approved incentive plan authorizing several forms of cash and equity- based incentive compensation.
The EICP is a short-term cash incentive plan that directly ties annual cash awards to the Company’s performance as measured by EPS and individual performance objectives. The EICP target opportunities are defined as a percentage of base salary with payouts considering a combination of corporate performance goals and individual performance objectives reflecting each executive’s role and responsibilities. If the threshold EPS goal is not achieved, no awards will be paid to any executives. When determining the payouts under the EICP, the Committee may objectively adjust the reported performance results considering any of the following events that occur during a performance period: (1) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (2) any reorganization and restructuring programs, (3) acquisitions or divestitures activity and related expenses and (4) other unusual or unplanned events. No adjustments were made to reported results in 2022.
The Committee increased the target award opportunity for the CEO to 75% in 2022 from 65% in 2021. For other NEOs the Committee increased the target award opportunity to 45% in 2022 from 42.30% in 2021. The target award level was increased to retain the alignment of NEOs’ TDC with peer median to retain and attract executive talent in the Company’s markets.
Performance Metrics and Goals
At the beginning of each year, the Committee determines the performance metrics and goals under the EICP. The Committee considers the Company’s strategic plan, current interest rate environment and macroeconomic conditions when selecting the performance metrics and goals. The incentive metrics are selected within a context of a long-term objective of building stockholder value and discouraging undue risk taking for short-term gains. The primary incentive funding metric is EPS with potential adjustments for individual performance. The EPS target level for 2022 was set at $2.81, a decrease from 2021 reported EPS, primarily due to a projected $7 million ($0.12 EPS) decrease in debit card fee income as a result of the adoption of the Durbin Amendment in 2022, combined with an increase in projected provision for credit losses of $31.1 million ($0.55 EPS). In 2022, the Company forecasted provision expense to normalize and return to historical trends, expecting to provide for forecasted loan growth and charge-offs. During 2021, the Company experienced significant allowance for credit loss reserve releases due to improvements in economic conditions compared to the prior year’s worsened economic conditions during the height of the COVID-19 pandemic. The Committee also considered the impact of increased wage pressures and a planned higher success rate of filling open positions in the 2022 target setting process.
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Compensation Discussion and Analysis
Incentive Target Opportunities
The following table summarizes the EPS goals, potential payout range and the target opportunities at each performance level for each NEO under the EICP for 2022 as a percentage of base salary at the end of the year. The potential payout range is 50-150% of each participant’s target opportunity. EPS achieved between these levels will be calculated using straight line interpolation. Once the EPS result and corresponding payout is calculated, the actual payout can then be negatively adjusted based on individual performance.
EICP Payout Level	EPS Performance Level	Potential Payout Range (% of Target Opportunity)	CEO Potential Total Payouts (% of base salary)	Messrs. Kingsley, Stagliano and Sparks, Ms. Mahoney Potential Total Payouts (% of base salary)
Threshold	$2.56	50%	38%	23%
Target	$2.81	100%	75%	45%
Maximum	$3.06	150%	113%	68%
In addition to the EPS performance levels, the Committee considers individual performance objectives when approving the overall payout for each of the NEOs. The Committee sets the individual performance objectives for the CEO. The CEO provides input for the individual performance objectives for the other NEOs. Each NEO has several individual performance objectives that are tied to both the NEO’s respective corporate responsibilities and the Company’s overall strategic plan. Objectives more critical to the Company are given more significant weight than other objectives. The calculated payout level based on EPS performance is subject to reduction based upon each NEO’s individual performance objectives with the maximum possible reduction being 100% of the award otherwise payable.
Payout
For 2022, the Company’s EPS of $3.52 was 125% of target EPS performance of $2.81 and above the maximum level of $3.06. Based on these results, and in accordance with the plan, the payout represented a payout of 150% of target.
For 2022, the Committee also considered individual performance and has direction to reduce the payout level based on each NEO’s achievement of performance objectives.
Mr. Watt, President and Chief Executive Officer. Mr. Watt exceeded financial expectations, lead strategies on disciplined growth, drove our long-term strategic digital future specifically around fin-tech and payments, honed our regulatory, ESG and investor initiatives and implemented new development tools for employee career growth. He advanced our DEI initiatives with a new full-time Chief Diversity Officer, diverse board and executive team. The Company’s engagement and retention levels are at record highs. The Company’s performance and these achievements resulted in Mr. Watt earning 100% of his total potential incentive at 150% of Target.
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Compensation Discussion and Analysis
For the 2022 performance year, the Committee also set the following individual performance objectives and the payout percentage for the other NEOs.
Mr. Kingsley, Executive Vice President and Chief Financial Officer. Mr. Kingsley’s individual performance objectives were aligned with the Company’s strategic focus areas of strategic planning, improving financial reporting tools with enhanced technology and increased engagement in investor relations. In addition, he provided leadership in our DEI and management development objectives. These achievements resulted in Mr. Kingsley earning 100% of his potential incentive at 150% of Target.
Mr. Stagliano, Executive Vice President, President of Retail Community Banking and Chief Information Officer. Mr. Stagliano’s individual performance objectives were aligned with the Company’s strategic focus areas of organic growth, investment in human capital, expense management and optimization and enhancing our customer and employee experiences. Mr. Stagliano refreshed our Technology Roadmap and implemented numerous strategic technology advances including Workday, financials and line of business applications. Mr. Stagliano achieved the majority of his revenue and operational goals in Retail Banking, Business Banking, Operations, IT and Marketing. These achievements resulted in Mr. Stagliano earning 95% of his potential incentive at 150% of Target.
Ms. Mahoney, Executive Vice President, President of Wealth Management and Regional President for the Capital District and North Country. Ms. Mahoney’s individual performance goals were aligned with the Company’s strategic focus areas of growth, investment in human capital and enhancing our customer and employee experiences. Ms. Mahoney provided pivotal leadership in developing new products to support our customers’ needs including Private Banking and increased the commitment to operation excellence which included regulatory focus. Ms. Mahoney actively supported our DEI initiatives by leading our NBT*Empowerment women’s group and actively participated in our DEI Steering Committee. These achievements earned Ms. Mahoney 90% of her potential incentive at 150% of Target.
Mr. Sparks, Executive Vice President, General Counsel and Corporate Secretary. Mr. Sparks was hired in April of 2022. As part of the compensation package in his offer, Mr. Sparks was provided a guaranteed bonus or the amount of prorated EICP, whichever was higher. The prorated amount was higher and determined his final amount. Mr. Sparks’ significant experience was drawn upon for numerous legal, merger and acquisition and regulatory matters.
The Committee considered such results together with the corporate component results in determining awards under the EICP as follows:
Named Executive Officer	2022 Target Incentive ($)	Actual Performance Achievement (% of Target)	2022 Incentive Earned ($)
John H. Watt, Jr.	$626,250	150%	$943,550
Scott A. Kingsley	$230,625	150%	$348,500
Joseph R. Stagliano	$197,609	144%	$283,678
Ruth H. Mahoney	$182,194	136%	$247,784
M. Randolph Sparks (1)	$179,550	150%	$190,372
(1)	Mr. Sparks’ incentive compensation was prorated based on date of hire.
36

Compensation Discussion and Analysis
Long-Term Incentive Awards
The 2018 Plan provides NEOs, and other eligible employees, with annual and long-term incentives in the form of cash, equity and performance-based awards. Long-term incentive grants made in 2022 consisted of two components as indicated below:
Current Long-Term Incentive Plan:
Executive Long-Term Incentive and Retention Equity Awards
Two Components
1.  Performance Units (50% of target award): Performance-based Restricted Stock Units that vest dependent upon two-year relative performance based upon a composite score of performance metrics. The composite score includes the following performance metrics: ROAA, ROATE, Net Interest Margin, NPAs to Total Assets and Efficiency Ratio. Units are released one year following completion of the two-year performance period (i.e. three-year vesting period).
2. Retention Units (50% of target award): Time-based Restricted Stock Units subject to a five-year vesting schedule.

2022 Executive Long-Term Incentive and Retention Equity Awards
In March 2022, the Committee granted Long-Term Incentive and Retention Equity Awards under the 2018 Plan to each NEO. The 2022 awards (in the form of restricted stock units) are long-term, equity-based incentive awards that link executive compensation to the Company’s profitability and stockholder value. The awards consist of a grant of:
•
Performance Units (50% of target), which vest based on the Company’s achievement of specific performance goals established on the grant date (the outcome of which is substantially uncertain on such date) over a two-year performance period; and

•
Retention Units (50% of target), which are subject to a time-based vesting schedule (over five years) and a reduction, at the time of grant, based upon the grantee’s achievement of individual performance factors for the 2022 calendar year.

Each participant has a target opportunity, defined as a percentage of base salary as follows:
•	CEO – 90% of base salary
•	Other NEOs – 55% of base salary
The Committee determined the number of Performance Units and Retention Units underlying the awards based on a percentage of the grantee’s base salary as of the grant date, which was then converted to a number of units based on the fair market value of the Company’s common stock on the date of grant. In determining the size of the awards, the Committee considered several factors, including the grantee’s organizational position, historical performance, prior awards, current performance and potential future contribution to the Company. No dividends or dividend equivalents are currently paid on any unvested awards. At the time of grant, both the Performance Units and Retention Units could be reduced based on individual performance.
With respect to the 2022 Performance Units, the performance award amount for each NEO for the first year of the performance period is based on the Company’s composite score ranking of several performance metrics against a comparative peer group for the year ended December 31, 2022. The composite score includes the following performance metrics: ROAA, ROATE, Net Interest Margin, NPAs to Total Assets and Efficiency Ratio. There is a potential for a reduction in the performance award amount in 2023 based upon the Company’s composite score ranking for the full year 2023 performance against a comparative peer group. Full vesting and payout of the Performance Units occurs following the completion of an additional one-year time-based vesting requirement after the end of the two-year performance period (subject to acceleration upon certain terminations or a change in control). The following table depicts the composite score performance levels for the 2022 long-term incentive award.
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Compensation Discussion and Analysis
Composite Score Ranking	% Payout Level	CEO Potential Payout % of Base Salary	Messrs. Kingsley, Stagliano and Sparks, and Ms. Mahoney Potential Payout % of Base Salary
1	150.0%	67.5%	41.3%
2	145.0%	65.3%	39.9%
3	140.0%	63.0%	38.5%
4	135.0%	60.8%	37.1%
5	130.0%	58.5%	35.8%
6	125.0%	56.3%	34.4%
7	120.0%	54.0%	33.0%
8	115.0%	51.8%	31.6%
9	110.0%	49.5%	30.3%
10	105.0%	47.3%	28.9%
11	100.0%	45.0%	27.5%
12	83.4%	37.5%	22.9%
13	66.7%	30.0%	18.3%
14	50.0%	22.5%	13.8%
15 to 20	0.0%	0.0%	0.0%
For the 2022 performance year, the Company’s Composite Score ranking was 9, which resulted in earning 110.0% of target for the performance component of the award.
As shown in the table below, Messrs. Watt, Kingsley, Stagliano and Sparks and Ms. Mahoney received the following long-term equity compensation awards in 2022. In granting these awards, the Committee considered market data, as well as individual performance contributing to the Company’s success.
Named Executive Officer	Retention Units (1)	Performance Units (2)
John H. Watt, Jr.	9,904	10,894
Scott A. Kingsley	3,715	4,086
Joseph R. Stagliano	3,183	3,501
Ruth H. Mahoney	2,935	3,228
M. Randolph Sparks	3,121	3,433
(1)	Such NEOs met their individual performance objectives and received a grant in 2022. The retention units vest 20% each year over the five-year vesting period.
(2)
Such NEOs met their individual performance objectives. The performance units are based on meeting the composite score ranking of 9 during the performance period for the full year ending December 31, 2022. The amount of the award above is subject to a potential reduction as of December 31, 2023 based upon the quartile ranking of the Company’s composite score ranking against a comparative group of peer institutions, with full vesting and payout occurring following the completion of an additional one-year time-based vesting requirement after the end of the two-year performance period. The following table outlines the quartile peer ranking and the corresponding adjustment factor:

Composite Score Performance Factor
Percentile Ranking	Adjustment Factor
Above 50th percentile	100%
Third quartile	75%
Bottom quartile	50%
2023 Compensation Changes
In assessing Mr. Watt’s TDC for 2023, the Committee considered individual and Company performance, current compensation trends, peer group data and feedback from proxy advisory groups. Given Company and individual achievements in 2022 as well as considering peer data Mr. Watt’s base salary increased 4% to $860,000. No adjustments were made to Mr. Watt’s other components of compensation.
Salary Increases for other NEOs were as follows: Messrs. Kingsley, Stagliano and Sparks and Ms. Mahoney received a 2.5% increase.
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Compensation Discussion and Analysis
In addition, the Committee approved changes to the methodology of both the short and long-term incentive plans beginning in 2023. The short-term incentive plan will use a multi-factor objective and subjective approach while the long-term incentive plan will use 2 distinct measures with a three-year performance period. The minimum, target and maximum payout levels remain the same.
Other Compensation Practices, Policies and Guidelines
Stock Ownership Guidelines
To more directly align their interests with stockholders’ interests, the Committee maintains stock ownership guidelines for the Board of Directors and the Company’s executive management team, including the NEOs. The guidelines include retention requirements for restricted stock units and the NEOs’ required ownership levels are based on a multiple of salary.
Stock Ownership Guidelines
Positions Held with NBT and NBT Bank	NEOs’	Share Requirement
NBT Bancorp Inc. President and Chief Executive Officer	Mr. Watt	3x Salary
NBT Bancorp Inc. Chief Financial Officer and Bank Presidents	Messrs. Kingsley and Stagliano and Ms. Mahoney	1.5x Salary
NBT Bancorp Inc. Executive Vice Presidents	Mr. Sparks	0.75x Salary
NBT Bancorp Inc. Directors		5,000 Shares
Vested restricted stock units are included in an individual’s ownership for purposes of compliance with guidelines. The executives and Board members must comply with the guidelines within five years from the date of promotion to the executive management team or election to the Board of Directors. Failure to meet the guidelines could, at the Committee’s discretion, affect future equity-based awards. As of December 31, 2022, all NEOs and all directors were in compliance or expected to be in compliance with the guidelines.
Hedging and Pledging Policies
All directors and employees, including the NEOs, are prohibited from engaging in any speculative transaction designed to hedge or offset any decrease in the market value of the Company’s securities, including hedging of the Company’s common stock. The Company also prohibits any pledging of Company securities in a margin account and restricts all other pledging of any Company securities by requiring directors and employees to obtain the prior approval of the CEO, CFO or General Counsel before entering into any such agreement.
Clawback Policy
The Company has a clawback policy to require NEOs to reimburse the Company, in full or in part, for incentive compensation awards received in a period where restatement was required due to incorrect financial results. Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company as a result of misconduct, with regard to any financial reporting requirement under the securities laws, the NEOs’ incentive compensation would also be subject to clawback.
Risk Assessment
A formal risk assessment of the Company’s incentive compensation plans is performed annually. A risk assessment matrix is used which considers and analyzes the following factors.
•	Type of award and who was eligible for the award;
•	Performance metrics associated with each plan;
•	Conditions of payout;
•	Party responsible for granting awards and assessing performance;
•	Potential risk features in plan design;
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Compensation Discussion and Analysis
•	Major business risks that might be impacted by performance metrics;
•	Correlation of plan’s performance metrics to the Company’s overall business objectives;
•	Consideration of internal controls present to prevent the manipulation of the budgeting process or performance outcomes;
•	Determination of the plan’s risk level as low, moderate or high;
•	Plan provisions for risk mitigation; and
•	Assessment of the plan’s probability to result in adverse material risk.
The annual risk assessment is overseen by the Chief Risk Officer and Chief Human Resources Officer/Chief Ethics Officer and reviewed annually by the Committee.
Retirement Plans
Defined Benefit Pension Plan
The eligible NEOs participate in the Pension Plan, which is a noncontributory, tax-qualified defined benefit pension plan. The Pension Plan is available to all Company employees who have attained age 21 and have completed one year of service, as defined in the Pension Plan. The Pension Plan provides for 100% vesting after three years of qualified service. The Pension Plan has a cash balance feature, in which all of the eligible NEOs participate. The footnotes to the Pension Benefits Table included herein, including the narrative discussion that follows such table, contain a detailed description of the defined benefit/cash balance pension plan, including a description of the eligibility, crediting, vesting, mortality, and other terms and assumptions used for the calculation of Pension Plan benefits. Participants in the Pension Plan are eligible for additional discretionary contributions to the 401(k) Plan & ESOP in lieu of interest credits to the cash balance portion of the Pension Plan.
Supplemental Retirement Benefits
The CEO participates in a SERP, which is principally designed to restore benefits that would have been paid to him if certain federal tax limitations were not in effect, as well as to attract and retain qualified and experienced executive officers. The SERP is embodied in an agreement between the Company and the CEO. The narrative that follows the Nonqualified Deferred Compensation table included herein contains a detailed description of the SERP.
401(k) Plan & Employee Stock Ownership Plan
The 401(k) Plan & ESOP is a tax-qualified defined contribution retirement savings plan available to all Company employees who have attained age 21 and are either scheduled to complete one year of service or have completed one year of service (1,000 hours of service in a twelve-month period), as defined by the 401(k) Plan & ESOP. Employees are eligible to enroll on the first of the month following 30 days of service. Participants in the 401(k) Plan & ESOP may contribute up to the limit prescribed by the Internal Revenue Service on a before-tax or after-tax basis. The Company matches 100% of the first 1% of pay contributed to the plan plus 50% of the next 5% of compensation for a total matching contribution of 3.5% of compensation. Additionally, the Company can make discretionary contributions to the 401(k) Plan & ESOP based on its financial performance. All Company contributions to this retirement plan since 2013 have been made in cash and vest at the rate of 20% per year with full vesting following five years of benefit service. Prior to 2013, Company contributions were made in Company stock. The NEOs participate in the 401(k) Plan & ESOP. The Company may make discretionary contributions to the 401(k) portion of the 401(k) Plan & ESOP to offset the elimination of interest credits to the Pension Plan, as described above. The value of Company contributions to the 401(k) Plan & ESOP are included in the Summary Compensation Table included herein.
Deferred Compensation Plan and Other Compensation Deferrals
The Deferred Compensation Plan allows the NEOs, and such other key employees as the Committee may approve annually, to defer some or all of their salary, commissions and/or bonus, to a future date. The Deferred Compensation Plan also permits the Company to make discretionary contributions to the accounts of eligible employees. Eligible employees are generally those employees determined to be highly-compensated employees of the Company. In addition, the Omnibus Plans permit award recipients to defer receipt of vested equity awards to a future date. Certain NEOs elected to defer compensation or received discretionary contributions as detailed in the Nonqualified Deferred Compensation table included herein. The Company awarded Messrs. Watt, Kingsley, Stagliano and Sparks and Ms.
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Compensation Discussion and Analysis
Mahoney $292,400, $78,797, $67,516, $61,346, and $62,250, respectively, as discretionary contributions to the Deferred Compensation Plan based upon their 2022 performance. Company contributions are not subject to vesting provisions.
Perquisites and Other Personal Benefits
The Company provides NEOs with perquisites and other personal benefits that the Committee and the Company believe are reasonable and consistent with the Company’s guiding compensation principles. These benefits enable the Company to attract and retain superior employees for key positions. During 2022, these benefits included the use of Company-owned automobiles or car allowance, disability insurance, long-term care insurance and for certain NEOs, club memberships and moving related expenses. For the CEO, the Company also maintains a split-dollar bank-owned life insurance policy for the benefit of the Company and the CEO. For NEOs that have the use of a Company-owned automobile, any personal mileage incurred by the executive is taxed as additional compensation in accordance with Internal Revenue Service (“IRS”) regulations. The Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs. The dollar amount of these benefits is reflected in the Summary Compensation Table included herein. The aggregate amounts of perquisites and other personal benefits paid to Mr. Stagliano were determined to be less than the established reporting thresholds for detailed disclosure.
Tax and Accounting Matters
Section 162(m)
Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to a company for compensation in excess of one million dollars paid per year to a company’s CEO, CFO and each of its three other most highly compensated executive officers, including certain former executive officers. Prior to January 1, 2018, certain “performance based” compensation exceeding one million dollars annually paid to such executive officers was excluded from Section 162(m)’s limitation and was deductible if certain requirements were met, and compensation paid to the Company’s CFO and former executive officers were excluded from Section 162(m)’s limitation. Compensation arrangements that qualify for transition relief under certain “grandfather” rules may continue to be deductible in the future, but it is uncertain whether previous compensation that the Committee believed to be “performance based” compensation or believed would not otherwise be subject to Section 162(m)’s limitation will be deductible going forward.
The Committee considers the tax deductibility of compensation as one factor when considering executive compensation program alternatives. The Committee has in the past approved and has reserved the right in the future to approve compensation that does not qualify for deductibility in circumstances it deems in the Company’s best interests. The Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent necessary for our success.
Section 409A
Section 409A of the Internal Revenue Code (“Section 409A”) generally provides that amounts deferred under a nonqualified deferred compensation plan are currently includible in a service provider’s gross income to the extent not subject to a substantial risk of forfeiture, unless certain requirements are met or exemptions apply. Section 409A applies to most forms of deferred compensation, including but not limited to, nonqualified deferred compensation plans or arrangements, certain equity-based performance awards and severance plans or individual severance arrangements contained within employment agreements. Generally, under Section 409A, any severance arrangement not in compliance with Section 409A covering an NEO pursuant to an employment or change in control agreement, any deferrals under a nonqualified deferred compensation plan that do not comply with Section 409A, or any stock option award grants with an exercise price of less than fair market value on the date of grant may subject the applicable service provider to: (1) current income inclusion of the relevant amounts; (2) interest at the IRS underpayment rate; and (3) an additional 20% excise tax. The Nonqualified Deferred Compensation Table included herein provides detailed information about the Company’s nonqualified deferred compensation arrangements.
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Compensation Discussion and Analysis
Sections 4999 and 280G
Section 4999 of the Internal Revenue Code imposes a 20% excise tax on certain “excess parachute payments” made to “disqualified individuals.” Under Section 280G of the Internal Revenue Code, such excess parachute payments are also nondeductible to the Company. If payments that are contingent on a change in control to a disqualified individual (which terms include the NEOs) equal or exceed three times the individual’s “base amount,” they constitute “excess parachute payments” to the extent they exceed one times the individual’s base amount.
All the Company’s NEO employment agreements provide for a cutback of change in control benefits in circumstances where the executive would not be better off on a net after-tax basis by at least $50,000 by being paid the full change in control benefit. In circumstances where the executive will be better off by at least $50,000 on a net after-tax basis by being paid the full change in control benefit owed, the executive will be responsible for the payment of all excise taxes. However, neither the Company nor NBT Bank will be permitted to claim a federal income tax deduction for the portion of the change in control benefit that constitutes an “excess parachute payment.”
Accounting Considerations
The Committee is informed of the financial statement implications of the components of the compensation program for NEOs. However, a compensation component’s contribution to the objectives of the Company’s compensation program and its projected economic cost, which may or may not be reflected on the Company’s financial statements, are the main elements of NEO compensation decisions.
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Compensation Discussion and Analysis
Executive Compensation
The following table sets forth information regarding compensation earned by each of the NEOs. The compensation received by each NEO was a combination of cash and equity compensation and short-term and long-term compensation. The Committee concluded that this mix reflects the compensation principles discussed in the Compensation Discussion and Analysis, as applied to each NEO’s responsibilities and performance.
Summary Compensation Table
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
John H. Watt, Jr. President and Chief Executive Officer	2022	835,000	—	718,779	939,375	255,176	366,584	3,114,914
	2021	800,000	—	725,136	585,040	317,897	338,068	2,766,141
	2020	800,000	—	652,239	365,040	282,164	312,786	2,412,229
Scott A. Kingsley Executive Vice President and Chief Financial Officer	2022	512,500	—	376,793	348,500	3,289	110,563	1,351,645
	2021	238,462	—	114,065	118,975	—	85,272	556,774
Joseph R. Stagliano Executive Vice President and President of Retail Community Banking	2022	439,130	—	230,999	283,678	—	86,930	1,040,737
	2021	422,240	—	233,868	200,944	10,447	84,177	951,676
	2020	422,240	—	236,652	125,402	14,063	51,762	850,119
Ruth H. Mahoney Executive Vice President and President of Wealth Management	2022	404,875	—	287,942	247,784	2,849	96,709	1,040,159
M. Randolph Sparks Executive Vice President and General Counsel	2022	276,231	50,000	207,958	190,372	—	229,627	954,188
(1)
Certain NEOs deferred a portion of their salary. The deferred portion of their 2022 salary is included in the amounts set forth in the table and is detailed in the Nonqualified Deferred Compensation table included herein. Mr. Kingsley’s annual base salary for 2021 was $500,000 and the amount in the table above represented the amount earned from his start date of July 6, 2021 through December 31, 2021. Mr. Spark’s annual base salary for 2022 was $399,000 and the amount in the table above represented the amount earned from his start date of April 18, 2022 through December 31, 2022.

(2)	Mr. Sparks received a $50,000 signing bonus when his employment started in April 2022 pursuant to the terms of his employment agreement.
(3)
These amounts reflect the aggregate grant date fair value of the performance-based restricted stock unit awards and the retention restricted stock unit awards granted under the Omnibus Plan, computed in accordance with FASB ASC Topic 718. The assumptions used to calculate the fair value of the 2022 stock awards are materially consistent with those used to calculate the 2022 stock expense, which are set forth in footnote 13 to the Company’s audited consolidated financial statements contained in the Company’s Form 10-K for the year ended December 31, 2022. For performance restricted stock units, the grant date fair value is based on the number of units that was earned at 110% of target based upon 2022 performance, 120% of target based upon 2021 performance and 130% of target based upon 2020 performance. The value of the award assuming the highest level of performance conditions are achieved for the 2022, 2021, and 2020 (if applicable) awards would be: Mr. Watt ($376,497, $494,657 and $425,593); Mr. Kingsley ($141,212); Mr. Stagliano ($120,995, $159,548 and $154,423); Ms. Mahoney ($111,560); and Mr. Sparks ($118,644). For the number of shares of retention and performance-based restricted stock units awarded in 2022, see the Grants of Plan-Based Awards Table.

(4)
These amounts reflect cash awards to Messrs. Watt, Kingsley, Stagliano and Sparks and Ms. Mahoney under the EICP in 2022, 2021 and 2020, which were paid within the first quarter of the following calendar year. Certain NEOs deferred a portion of the 2022, 2021 and 2020 awards. The deferred portion of the 2022 award is included in the amounts set forth in the table and is detailed in the Nonqualified Deferred Compensation table included herein.

(5)
The amounts reflect solely the actuarial increase in the present value of the NEOs’ benefits under all qualified and non-qualified pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements as set forth in footnote 12 to the Company’s audited consolidated financial statements contained in the Company’s Form 10-K for the year ended December 31, 2022, and includes amounts which the NEOs may not currently be entitled to receive because such amounts are not vested. With respect to Mr. Stagliano, no amount is reported in the table for 2022 as the change in the actuarial present value of his benefits under all qualified and non-qualified pension plans was -$5,889. This was largely due to the increase in the discount rate used to value the change in actuarial preserve value (increased from 3.35% to 5.66%).

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Compensation Discussion and Analysis
(6)	These amounts reflect the following items as applicable for each NEO for 2022:
Compensation	John H. Watt, Jr.	Scott A. Kingsley	Joseph R. Stagliano	Ruth A. Mahoney	M. Randolph Sparks
Value of matching and discretionary contributions to the 401(k) Plan & ESOP	$19,414	$13,725	$15,629	$13,725	$10,359
Value of life and disability insurance premiums paid by the Company	$10,093	$4,802	$3,785	$4,980	$5,210
Value of Perquisites and Other Personal Benefits (a)	$17,806	$13,239	$—	$15,754	$152,712
Value of discretionary contributions to the Deferred Compensation Plan earned in 2022 (b)	$292,400	$78,797	$67,516	$62,250	$61,346
Value of dividends on deferred equity awards	$26,871	$—	$—	$—	$—
(a)
The amount shown for Mr. Watt consists of personal vehicle use of $6,829 and club memberships of $10,977. The amount shown for Mr. Kingsley consists of personal vehicle use of $3,679 and club memberships of $9,560. The amount shown for Ms. Mahoney consists of personal vehicle use of $7,200 and club memberships of $8,554. The amount shown for Mr. Sparks consists of housing expenses of $152,712.

(b)
The Committee approved a discretionary contribution of 34.0% of Mr. Watt’s base salary and 15% of Messrs. Kingsley’s, Stagliano’s, Spark’s and Ms. Mahoney’s base salary in January 2023 as a result of their 2022 performance.

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Compensation Discussion and Analysis
Grants of Plan-Based Awards
The following table provides information about plan-based awards to the NEOs under the Company’s cash and equity incentive plans during 2022.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares or Stock Units (#) (3)	Grant Date Fair Market Value ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John H. Watt, Jr.	3/21/2022	317,300	626,250	943,550	4,952	9,904	14,856		376,497
	3/21/2022							9,904	342,282
Scott A. Kingsley	3/21/2022	117,875	230,625	348,500	1,857	3,715	5,572		141,213
	3/21/2022							3,715	128,390
	7/6/2022 (4)							3,000	107,190
Joseph R. Stagliano	3/21/2022	101,000	197,609	298,608	1,591	3,183	4,774		120,995
	3/21/2022							3,183	110,004
Ruth H. Mahoney	3/21/2022	93,121	182,194	275,315	1,467	2,935	4,402		111,559
	3/21/2022							2,935	101,434
	8/30/2022 (5)							2,100	74,949
M. Randolph Sparks	3/21/2022	63,533	124,304	187,837	1,560	3,121	4,681		108,929
	3/21/2022							3,121	99,029
(1)
Estimated Possible Payouts Under Non-Equity Incentive Plan Awards are a product of a percentage of base salary in accordance with the EICP, a detailed description of which appears in the Executive Incentive Compensation Plan section included herein.

(2)
The restricted stock units in columns (f), (g) and (h) represent performance-based restricted stock unit awards issued pursuant to the 2018 Plan. The performance-based restricted stock units are earned over a two-year performance period, based on the Company’s composite score ranking of several performance metrics against a comparative peer group at the end of the achievement period (December 31, 2022) and subject to a potential reduction at December 31, 2023 based upon the quartile ranking of the Company’s composite score ranking against a comparative group of peer institutions (as defined in the award agreement). Full vesting and payout of the performance-based stock units occurs following the completion of an additional one-year time-based vesting requirement after the end of the performance period.

(3)
The restricted stock units in column (i) represent the retention restricted stock unit awards issued pursuant to the 2018 Plan that vest annually in five substantially equal installments beginning in 2023, with the exception of Mr. Kingsley’s July 6, 2022 award that vests in three substantially equal installments beginning in 2023 and Ms. Mahoney’s August 30, 2022 award that 100% vests in three years.

(4)	The July 6, 2022 restricted stock unit award was issued pursuant to the terms of his employment agreement with the Company.
(5)	The August 30, 2022 restricted stock unit award was issued pursuant to the terms of her employment agreement with the Company.
45

Compensation Discussion and Analysis
Outstanding Equity Awards at Fiscal Year-End
The following table provides information about outstanding equity awards under the Company’s equity compensation plans at December 31, 2022, whether granted in 2022 or earlier, including awards that have been transferred other than for value.
	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (1)
(a)		(g)	(h)	(i)	(j)
John H. Watt, Jr.	3/21/2022	9,904 (3)	430,032	—	—
	3/21/2022	—	—	10,894 (4)	473,017
	3/22/2021	7,216 (3)	313,319	—	—
	3/22/2021	—	—	10,824 (4)	469,978
	3/23/2020	6,497 (3)	282,100	—	—
	3/23/2020	14,078 (2)(4)	611,267	—	—
	3/25/2019	3,262 (3)	141,636	—	—
	3/26/2018	1,414 (3)	61,396	—	—
Scott A. Kingsley	7/6/2022	3,000 (5)	130,260	—	—
	3/21/2022	3,715 (3)	161,305	—	—
	3/21/2022	—	—	4,086 (4)	177,414
	7/6/2021	2,334 (5)	101,342	—	—
Joseph R. Stagliano	3/21/2022	3,183 (3)	138,206	—	—
	3/21/2022	—	—	3,501	152,013
	3/22/2021	2,327 (3)	101,038	—	—
	3/22/2021	—	—	3,491	151,579
	3/23/2020	2,357 (3)	102,341	—	—
	3/23/2020	5,108 (2)	221,789	—	—
	3/25/2019	1,276 (3)	55,404	—	—
	3/26/2018	571 (3)	24,793	—	—
	1/1/2012	1,000 (7)	43,420	—	—
Ruth A. Mahoney	8/30/2022	2,100 (6)	91,182	—	—
	3/21/2022	2,935 (3)	127,438	—	—
	3/21/2022	—	—	3,228	140,160
	8/30/2021	2,000 (6)	86,840	—	—
M. Randolph Sparks	4/18/2022	3,121 (3)	135,514	—	—
	4/18/2022	—	—	3,433	149,061
(1)	The market values of these shares are based on the closing market price of the Company’s common stock on the Nasdaq Stock Market of $43.42 on December 31, 2022.
(2)	Represents performance-based restricted stock unit awards that are earned over a two-year performance period.
(3)	Represents time-based restricted stock unit awards that vest 20% annually over five years.
(4)	The executive has deferred this award.
(5)	Represents time-based restricted stock unit awards that vest 33% annually over three years.
(6)	Represents time-based restricted stock unit awards that vest 100% three years after the date of grant.
(7)	Long-Term Incentive Plan awards vest in full upon NEO’s retirement subject to four years of service and reaching age 55.
46

Compensation Discussion and Analysis
Stock Vested
The following table provides information about shares vested for each NEO during 2022. Mr. Sparks and Ms. Mahoney had no stock that vested during 2022.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
(a)	(d)	(e)
John H. Watt, Jr.	17,759	748,364
Scott A. Kingsley	1,166	44,716
Joseph R. Stagliano	6,883	290,050
(1)	For Mr. Watt, this amount includes 9,240 restricted stock units, the receipt of which was deferred under the terms of the Deferred Compensation Plan and the Omnibus Plans.
(2)	The “Value Realized on Vesting” is equal to the per share market value of the underlying shares on the vesting date multiplied by the number of shares acquired on vesting.
Pension Benefits Table
The following table includes information about each NEO’s benefits under the Company’s Pension Plan and the CEO’s SERP. Mr. Sparks will be eligible for the Pension Plan on May 1, 2023. Messrs. Kingsley, Stagliano and Sparks and Ms. Mahoney do not have a SERP with the Company.
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)
(a)	(b)	(c)	(d)
John H. Watt, Jr.	NBT Bancorp Inc. Defined Benefit Plan	8.00	332,406
	Watt SERP	6.00	1,189,947
Scott A. Kingsley	NBT Bancorp Inc. Defined Benefit Plan	1.00	3,289
Joseph R. Stagliano	NBT Bancorp Inc. Defined Benefit Plan	23.00	154,312
Ruth H. Mahoney	NBT Bancorp Inc. Defined Benefit Plan	1.00	2,849
(1)	The above amounts were computed using the following significant assumptions:
•
Mortality for Defined Benefit Plan Benefits — The sex-distinct Amount-Weighted Pri-2012 mortality tables for employees and healthy annuitants with projected mortality improvements using scale MP-2021 on a generational basis. No pre-retirement mortality was assumed.

•
Mortality for SERP Benefits — The sex-distinct white collar Amount-Weighted Pri-2012 mortality tables for employees and healthy annuitants with projected mortality improvements using scale MP-2021 on a generational basis. No pre-retirement mortality was assumed.

•	Discount Rate — 5.54% for Defined Benefit Plan Benefits, 5.66% for SERP benefit.
•	Salary Increases — 3.00% for Defined Benefit Plan Benefits and SERP benefits.
•	Interest Rate Credit for determining projected cash balance account earned as of December 31, 2009 — 3.99%.
•
Interest rates to annuitize cash balance accounts — The three segment interest rates for November 2022 (5.09%, 5.60% and 5.41%) under Internal Revenue Code Section 417(e). Segment 1 is applied to benefit payments expected to be made in the first 5 years, segment 2 is applied to benefit payments expected to be made in the next 15 years and segment 3 is applied thereafter.

•
Mortality to annuitize cash balance accounts — The 2023 Applicable Mortality Table for the determination of present values under Internal Revenue Code Section 417(e)(3)(B) prescribed by the Internal Revenue Service for determining the “Funding Target Liability” for 2023.

•	Assumed Retirement Age — Age 65 for Defined Benefit Plan Benefits and age 68 and one month for Mr. Watt’s SERP.
•
Credited service under the Defined Benefit Plan is based on date of participation, not date of hire; the first year of service is excluded. Credited service under each SERP is earned from the effective date of the agreement.

•	ESOP Balance and 401(k) Balance Expected Rate of Return — 8.00% per year for Mr. Watt’s SERP.
•	Increase in Internal Revenue Code Limits — actual limits used for 2022 and 2023 plan years, 2.25% per year.
47

Compensation Discussion and Analysis
Each NEO, other than Mr. Sparks who was hired in April 2022 and is not yet eligible to participate, participates in the Pension Plan. The Pension Plan is a noncontributory, tax-qualified defined benefit pension plan. Eligible employees are those who have attained age 21 and have completed one year of service in which the employee worked at least 1,000 hours. The Pension Plan provides for 100% vesting after three years of qualified service. Benefits payable as an annuity at age 65 are reduced 3% per year for early retirement. Early retirement eligibility is age 55 with 3 years of service. Mr. Watt is eligible for early retirement as of December 31, 2022. Mr. Stagliano is 100% vested as of December 31, 2022. All of the other NEOs are not vested as of December 31, 2022. The Pension Plan, as amended and restated effective January 1, 2009, has received a favorable determination from the Internal Revenue Service that it is qualified under Section 401(a) of the Internal Revenue Code with such letter being effective June 30, 2020. The Pension Plan was converted to a defined benefit plan with a cash balance feature, effective January 1, 2000. Prior to that date, the Pension Plan was a traditional defined benefit pension plan. Each active participant in the Pension Plan as of January 1, 2000 was given a one-time irrevocable election to continue participating in the traditional defined benefit plan design or to begin participating in the new cash balance plan design. All employees who became participants after January 1, 2000 automatically participated in the cash balance plan design. Each of our eligible NEOs participates in the cash balance plan design.
Under the cash balance plan design, hypothetical account balances are established for each participant and pension benefits are generally stated as the lump sum amount in that hypothetical account. Notwithstanding the preceding sentence, since a cash balance plan is a defined benefit plan, the annual retirement benefit payable at normal retirement (age 65) is an annuity, which is the actuarial equivalent of the participant’s account balance under the cash balance plan. However, participants may elect, with the consent of their spouses, if they are married, to have the benefits distributed as a lump sum rather than an annuity.
In 2022, benefits under the Pension Plan are computed using a cash balance methodology for participants who converted (as described hereafter) that provides for pay-based credits to the participants’ hypothetical accounts equal to 1.5% to 20% (depending on age and other factors) on the first $305,000 of annual eligible compensation. Eligible compensation under the Pension Plan is defined as fixed basic annual salary or wages, commissions, overtime, cash bonuses, and any amount contributed by the Company at the direction of the participant pursuant to a salary reduction agreement and excludible from the participant’s gross income under the Internal Revenue Code, but excluding any other form of remuneration, regardless of the manner calculated or paid, such as amounts realized from severance pay or the Company’s cost for any public or private benefit plan, including the Pension Plan. In addition to the pay-based service credits, annual interest credits are made to the participant’s account balance based on the average annual yield on 30-year U.S. Treasury securities for the November of the prior year. The Pension Plan was amended effective December 31, 2009, such that future pay-based credits will not receive interest credits within the cash balance plan. The interest credits on future pay-based credits will be made as discretionary Company contributions to the 401(k) Plan & ESOP. Hypothetical account balances as of December 31, 2009 will continue to receive annual interest credits as described above. The Pension Plan was amended, effective March 1, 2013, to reduce the future annual pay-based credits for most cash balance design participants from 5% to 2.50% per year. The amendment also froze benefit accruals as of March 1, 2013 for all participants who as of January 1, 2000 elected to continue participating in the traditional defined benefit plan design; their future benefit accruals will be under the cash balance design with annual pay-based credits of 2.50%. The Pension Plan was further amended to provide annual pay-based credits to participants hired on or after January 1, 2017 at a rate of 1.50% per year. For 2022, the pay-based credits for Messrs. Watt, Kingsley and Stagliano, and Ms. Mahoney, were 20%, 1.5%, 2.5% and 1.5%, respectively. The Company’s contributions to the Pension Plan in 2022 for Messrs. Watt, Kingsley and Stagliano, and Ms. Mahoney were $61,000, $4,575, $7,625 and $4,575, respectively. Mr. Sparks was not a participant in the Pension Plan during 2022. There were no payments made to NEOs under the Pension Plan or Mr. Watt’s SERP during 2022.
48

Compensation Discussion and Analysis
Nonqualified Deferred Compensation
The following table includes information about the activity in, amounts earned, and balances of, the CEO’s SERP and accounts under the Deferred Compensation Plan for the fiscal year ending December 31, 2022.
Name	Executive Contributions ($) (1) (2)	Company Contributions ($) (3) (4)	Aggregate Earnings ($) (5)	Aggregate Balance at ($)
John H. Watt, Jr.	453,110	546,285	(276,843)	4,515,735
Scott A. Kingsley	102,452	78,797	(12,351)	245,773
Joseph R. Stagliano	—	67,516	43,442	948,767
Ruth H. Mahoney	—	62,250	4,037	199,141
M. Randolph Sparks	—	61,346	—	61,346
(1)
Mr. Watt contributed $117,008 and $41,716 to the Deferred Compensation Plan, which was reported as non-equity incentive plan compensation and salary, respectively in the Summary Compensation Table included herein. Mr. Kingsley contributed $102,452 to the Deferred Compensation Plan, which was reported salary in the Summary Compensation Table included herein.

(2)	Includes $294,386 for Mr. Watt attributable to restricted stock units that vested in 2022 but which were deferred.
(3)	The Summary Compensation Table includes registrant discretionary contributions earned in 2022, which are reflected under the “All Other Compensation” column in the Summary Compensation Table.
(4)	Includes discretionary contribution amounts earned in 2022 (even if not contributed by the Company until 2023).
(5)
The aggregate earnings are from the Deferred Compensation Plan and the SERP. The earnings from the Deferred Compensation Plan are due to market value increases on the investments in the Deferred Compensation Plan, which are not an expense to the Company.

Supplemental Retirement Benefits
The Internal Revenue Code places certain limitations on pension benefits that may be paid from the trusts of tax-qualified plans, such as the Pension Plan. Because of these limitations and in order to provide certain executives with adequate retirement income, the Company has entered into supplemental retirement agreements which provide retirement benefits to certain NEOs in the manner discussed below.
The Company has entered into an agreement with Mr. Watt to provide him with supplemental retirement benefits. Mr. Watt’s agreement was executed on December 19, 2016. The SERP provides Mr. Watt with an annual supplemental benefit at normal retirement equal to the difference between (1) the annual amount of Mr. Watt’s benefit under the Pension Plan, calculated without giving effect to limitations and restrictions imposed by the Internal Revenue Code plus the annual benefit that could be provided by contributions by the Company and NBT Bank (other than Mr. Watt’s elective deferrals) to the Company’s 401(k) Plan & ESOP and the earnings on those amounts, also calculated by disregarding the limitations and restrictions imposed by the Internal Revenue Code and using the actuarial assumptions set out in the Pension Plan, with the exception of a white collar adjustment to the mortality tables and (2) the annual amount of Mr. Watt’s benefit under the Pension Plan and the Company’s 401(k) Plan & ESOP, each calculated giving effect to limitations and restrictions imposed by the Internal Revenue Code.
Reduced amounts will be payable under the SERP in the event Mr. Watt takes early retirement. Certain survivor benefits are provided in the event Mr. Watt dies leaving a surviving spouse. Except in the case of early retirement or death, payment of benefits will commence upon the first day of the month after Mr. Watt attains age 65. The SERP for Mr. Watt will at all times be unfunded except that, in the event of a change in control, the Company will be required to transfer to a grantor trust an amount sufficient to cover all potential liabilities under the SERP.
Deferred Compensation Plan
The Deferred Compensation Plan allows the NEOs, and such other executives as are selected annually, to defer some or all of their salary, commissions and/or bonus, to a future date. Eligible employees are generally those employees determined to be senior management of the Company. The Deferred Compensation Plan provisions allow for a minimum annual deferral election of $1,000 and a maximum of 100% of salary, commissions and/or bonus. Deferral of these payments lowers each participant’s compensation for income tax purposes for the year of deferral and allows accumulation of earnings on that deferred compensation on a tax-deferred basis. Participants are required to elect a time of distribution, either a specific date or at time of separation from employment, and a form of distribution, either a lump sum or annual installments for a period of either five or ten years following the elected time of distribution. The terms and conditions for the deferral of compensation are subject to the provisions of Section 409A of the Internal Revenue Code. The Deferred Compensation Plan allows for discretionary Company contributions and has been used as a retirement benefit component of executive compensation for certain NEOs.
49

Compensation Discussion and Analysis
Potential Payments Upon Termination or Change in Control
This section describes and quantifies the payments and benefits that would be payable to each NEO in the event of termination of such NEO’s employment or a change in control pursuant to the employment agreements, equity award agreements and supplemental retirement agreements entered into with each NEO, as well as the Company’s benefit plans provided to the NEOs. The information in the table below is based on the assumption, in each case, that termination of employment and/or change in control occurred on December 31, 2022, utilizing a per share stock price of $43.42, the closing market price of the Company’s common stock on such date. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different from those presented in the following table. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the NEO’s age. Some of the amounts shown in the table, as further described in the related footnotes, have been previously accrued as expenses of the Company and will not impact earnings when paid.
Potential Payments Upon Termination or Change in Control Table
Name	Benefit	Retirement ($)	Death ($) (1)	Disability ($)	By NBT w/o Cause ($)	By NBT with Cause ($)	By Exec. w/o Good Reason ($)	By Exec. with Good Reason ($)	Change in Control ($) (2)
John H. Watt, Jr.	Accrued Unpaid Salary & Vacation	25,692	25,692	25,692	25,692	25,692	25,692	25,692	25,692
	Deferred Compensation (3)	3,244,401	3,325,788	3,325,788	3,244,401	3,244,401	3,244,401	3,244,401	3,244,401
	Severance (4)	—	—	—	814,566 (5)	—	—	814,566	4,135,755 (6)
	SERP	1,189,947	1,162,502	1,189,947	1,189,947	—	1,189,947	1,189,947	1,232,580 (7)
	Equity Awards	2,782,744	2,782,744	2,782,744	2,782,744	—	—	2,782,744	2,782,744
	Health & Welfare	—	1,375,000 (8)	46,238 (9)	—	—	—	—	66,047 (10)
	Sub-Total	7,242,784	8,671,726	7,370,409	8,057,350	3,270,093	4,460,040	8,057,350	11,487,219
	Cutback of Change in Control Benefits, if applicable (11)	—	—	—	—	—	—	—	—
	Total	7,242,784	8,671,726	7,370,409	8,057,350	3,270,093	4,460,040	8,057,350	11,487,219
Scott A. Kingsley	Accrued Unpaid Salary & Vacation	15,769	15,769	15,769	15,769	15,769	15,769	15,769	15,769
	Deferred Compensation (3)	239,759	245,773	245,773	239,759	239,759	239,759	239,759	239,759
	Severance (4)	—	—	—	499,958 (12)	—	—	499,958	2,106,920 (13)
	Equity Awards	—	570,322	570,322	570,322	—	—	570,322	570,322
	Health & Welfare	—	—	—	—	—	—	—	76,440 (10)
	Sub-Total	255,528	831,864	831,864	1,325,808	255,528	255,528	1,325,808	3,009,210
	Cutback of Change in Control Benefits, if applicable (11)	—	—	—	—	—	—	—	—
	Total	255,528	831,864	831,864	1,325,808	255,528	255,528	1,325,808	3,009,210
Joseph R. Stagliano	Accrued Unpaid Salary & Vacation	13,512	13,512	13,512	13,512	13,512	13,512	13,512	13,512
	Deferred Compensation (3)	925,549	948,767	948,767	925,549	925,549	925,549	925,549	925,549
	Severance (4)	—	—	—	428,384 (14)	—	—	428,384	1,813,948 (15)
	Equity Awards	—	990,584	990,584	947,164	—	—	947,164	990,584
	Health & Welfare	—	—	358,066 (9)	—	—	—	—	36,184 (10)
	Sub-Total	939,061	1,952,863	2,310,929	2,314,609	939,061	939,061	2,314,609	3,779,777
	Cutback of Change in Control Benefits, if applicable (11)	—	—	—	—	—	—	—	—
	Total	939,061	1,952,863	2,310,929	2,314,609	939,061	939,061	2,314,609	3,779,777
Ruth M. Mahoney	Accrued Unpaid Salary & Vacation	12,458	12,458	12,458	12,458	12,458	12,458	12,458	12,458
	Deferred Compensation (3)	194,268	199,141	199,141	194,268	194,268	194,268	194,268	194,268
	Severance (4)	—	—	—	394,967 (16)	—	—	394,967	780,269 (17)
	Equity Awards	—	445,619	445,619	445,619	—	—	445,619	445,619
	Health & Welfare	—	—	319,963 (9)	—	—	—	—	4,644 (10)
	Sub-Total	206,726	657,218	977,181	1,047,312	206,726	206,726	1,047,312	1,437,258
	Cutback of Change in Control Benefits, if applicable (11)	—	—	—	—	—	—	—	27,681
	Total	206,726	657,218	977,181	1,047,312	206,726	206,726	1,047,312	1,409,577
M. Randolph Sparks	Accrued Unpaid Salary & Vacation	12,277	12,277	12,277	12,277	12,277	12,277	12,277	12,277
	Deferred Compensation (3)	59,845	61,346	61,346	59,845	59,845	59,845	59,845	59,845
	Severance (4)	—	—	—	389,236 (18)	—	—	389,236	1,135,829 (19)
	Equity Awards	—	284,575	284,575	284,575	—	—	284,575	284,575
	Health & Welfare	—	—	19,073 (9)	—	—	—	—	50,074 (10)
	Sub-Total	72,122	358,198	377,271	745,933	72,122	72,122	745,933	1,542,600
	Cutback of Change in Control Benefits, if applicable (11)	—	—	—	—	—	—	—	—
	Total	72,122	358,198	377,271	745,933	72,122	72,122	745,933	1,542,600
(1)
The Company pays the premiums on a group term life insurance policy providing a death benefit of 1.5 times salary to a maximum of $1 million to each NEO (with beneficiaries designated by the named executives). The values shown in the table on

50

Compensation Discussion and Analysis
the “Health & Welfare” line do not reflect the death benefit payable to the NEO’s beneficiaries by the Company’s insurer. The premiums associated with the life insurance policies for the year 2022 and paid by the Company on behalf of the NEO are included in the Summary Compensation Table under the column “All Other Compensation,” and detailed in footnote 6 to that table.
(2)
Change in control severance benefits will only be payable in the following scenarios: (1) the executive is terminated without cause within 24 months following a change in control; or (2) the executive terminates employment for good reason within 24 months following a change in control.

(3)
For termination other than death or disability, the deferred compensation payments for Messrs. Watt, Kingsley, Stagliano and Sparks and Ms. Mahoney, are payable in a lump sum or annual installments, based on their election, following separation of service. The amounts shown in the table have been previously accrued as expenses of the Company. These amounts were discounted for six months using the 120% of the semi-annual Applicable Federal Rate for December 2022, equal to 5.08%, to reflect the mandatory six-month waiting period pursuant to Internal Revenue Code Section 409A.

(4)
Severance under a change in control situation is computed for the NEO by the following formula for Messrs. Watt, Kingsley and Stagliano: 2.99 multiplied by the sum of their annualized salary for the calendar year in which the change in control of the Company occurred and the average bonus earned for the three previous calendar years. Mr. Sparks’s formula is 2.00 multiplied by the sum of the annualized salary for the calendar year in which the change in control of the Company occurred and the average bonus earned for the three previous calendar years. Ms. Mahoney's formula is 2.00 multiplied by the annualized salary for the calendar year in which the change in control of the Company occurred. The payment is made in three equal annual installments, with the first installment to be made within thirty days of the NEO’s termination and the remaining two installments made on the first business day of January of each of the next two calendar years.

(5)
As of December 31, 2022, Mr. Watt is entitled to the greater of one-half of his base salary ($417,500) or the unpaid portion of his base salary for the unexpired Term of Employment ($835,000), equal to $835,000, discounted for six months using the 120% of the semi-annual Applicable Federal Rate for December 2022, equal to 5.08%, to reflect the mandatory six-month waiting period pursuant to Section 409A of the Internal Revenue Code.

(6)
Mr. Watt is entitled to a benefit under the severance formula, as referenced in footnote (4) above, which is $4,379,807, based on 2022 amounts of $835,000 for salary and $629,818 for average bonus earned in the three previous calendar years. This total is paid in three installments of $1,459,936. The installments are then discounted using the 120% of the semi-annual Applicable Federal Rate for December 2022, equal to 5.08%. The first installment is discounted six months to reflect the mandatory six-month waiting period pursuant to Section 409A of the Internal Revenue Code. The second and third installments are discounted one and two years, respectively. This results in the severance amount of $4,135,755 shown in the table.

(7)	The SERP amounts previously accrued as expenses of the Company that would not impact earnings when paid were $1,189,947 for Mr. Watt.
(8)	Includes the portion of split-dollar life insurance proceeds payable to Mr. Watt’s beneficiary upon his death of $375,000 and his death benefit of $1,000,000 as noted in footnote 1.
(9)
Represents the actuarial net present value as of December 31, 2022, of the payments Messrs. Watt, Stagliano and Sparks and Ms. Mahoney are entitled to under their Executive Long Term Disability plans. In addition to utilizing the Amount-Weighted Pri-2012 Male and Female Disability Mortality Tables, with projected mortality improvements using Scale MP-2021 on a generational basis, the following assumptions were used to calculate the present value: (1) payments would be made until age 65; (2) discount rate of 5.66%; and (3) annual cost of living adjustment of 0%.

(10)
Under the change in control provisions in the employment agreements Messrs. Watt and Kingsley are entitled to continuation of all non-cash employee benefit plans, programs or arrangements, for three years (two years for Messrs. Stagliano and Sparks and Ms. Mahoney) following their termination following a change in control of the Company, unless a longer or shorter period is dictated by the terms of the plan or by law. The figure in this row represents the present value of continued medical insurance coverage for 36 months (24 months for Messrs. Stagliano and Sparks and Ms. Mahoney) all at the cost of the Company (generally, 18 months maximum under COBRA, plus the balance of 18 months of medical coverage under a conversion policy—using assumptions mandated by accounting principles generally accepted in the United States of America (“GAAP”); 18 months dental and vision coverage under the Company’s self-insured plans; plus continued premium payment on portable life insurance policies).

(11)
The change in control provisions in the employment agreements provide for a cutback of change in control benefits in circumstances where the executive would not be better off on a net after-tax basis by at least $50,000 by being paid the full change in control benefit. In circumstances where the executive will be better off by at least $50,000 on a net-after-tax basis by being paid the full change in control benefit owed, the executive will be responsible for the payment of all excise taxes. However, in such circumstances, neither the Company nor NBT Bank will be permitted to claim a federal income tax deduction for the portion of the change in control benefit that constitutes an “excess parachute payment.” The amounts shown for Messrs. Watt, Kingsley, Stagliano and Sparks do not reflect any benefit cutbacks, as they are better off on a net after-tax basis by more than $50,000 if paid the full amount. The amount shown for Ms. Mahoney reflects a cutback in her severance payment, as she is not better off on a net after-tax basis by more than $50,000 if paid the full amount owed. After reflection of the benefit cutback, an excise tax would not apply to the change in control benefit for Ms. Mahoney and all mounts payable would therefore not be rendered nondeductible for purposes of federal income taxes as an excess parachute payment.

(12)
As of December 31, 2022, Mr. Kingsley is entitled to the greater of one-half his base salary ($256,250) or the unpaid portion of his base salary for the unexpired Term of Employment ($512,500), equal to $512,500, discounted for six months using the 120% of the semi-annual Applicable Federal Rate for December 2022, equal to 5.08%, to reflect the mandatory six-month waiting period pursuant to Section 409A of the Internal Revenue Code.

(13)
Mr. Kingsley is entitled to a benefit under the severance formula, as referenced in footnote (4) above, which is $2,231,250, based on 2022 amounts of $512,500 for salary and $233,738 for average bonus earned in 2022 and 2021 because Mr. Kingsley did not receive a bonus in 2020. This total is paid in three installments of $743,750. The installments are then discounted using the 120%

51

Compensation Discussion and Analysis
of the semi-annual Applicable Federal Rate for December 2022, equal to 5.08%. The first installment is discounted six months to reflect the mandatory six-month waiting period pursuant to Section 409A of the Internal Revenue Code. The second and third installments are discounted one and two years, respectively. This results in the severance amount of $2,106,920 shown in the table.
(14)
As of December 31, 2022, Mr. Stagliano is entitled to the greater of one-half his base salary ($219,565) or the unpaid portion of his base salary for the unexpired Term of Employment ($439,130), equal to $439,130, discounted for six months using the 120% of the semi-annual Applicable Federal Rate for December 2022, equal to 5.08%, to reflect the mandatory six-month waiting period pursuant to Section 409A of the Internal Revenue Code.

(15)
Mr. Stagliano is entitled to a benefit under the severance formula, as referenced in footnote (4) above, which is $1,920,990, based on 2022 amounts of $439,130 for salary and $203,341 for average bonus earned in the previous three calendar years. This total is paid in three installments of $640,330. The installments are then discounted using the 120% of the semi-annual Applicable Federal Rate for December 2022, equal to 5.08%. The first installment is discounted six months to reflect the mandatory six-month waiting period pursuant to Section 409A of the Internal Revenue Code. The second and third installments are discounted one and two years, respectively. This results in the severance amount of $1,813,948 shown in the table.

(16)
As of December 31, 2022, Ms. Mahoney is entitled to the greater of one-half of her base salary ($202,438) or the unpaid portion of her base salary for the unexpired Term of Employment ($404,875), equal to $404,875, discounted for six months using the 120% of the semi-annual Applicable Federal Rate for December 2022, equal to 5.08%, to reflect the mandatory six-month waiting period pursuant to Section 409A of the Internal Revenue Code.

(17)
Ms. Mahoney is entitled to a benefit under the severance formula, as referenced in footnote (4) above, which is $809,750, based on 2022 amounts of $404,875 for salary. This total is paid in two installments of $404,875. The installments are then discounted using the 120% of the semi-annual Applicable Federal Rate for December 2022, equal to 5.08%. The first installment is discounted six months to reflect the mandatory six-month waiting period pursuant to Section 409A of the Internal Revenue Code. The second installment is discounted one year. This results in the severance amount of $780,269 shown in the table.

(18)
As of December 31, 2022, Mr. Sparks is entitled to the greater of one-half of his base salary ($199,500) or the unpaid portion of his base salary for the unexpired Term of Employment ($399,000), equal to $399,000, discounted for six months using the 120% of the semi-annual Applicable Federal Rate for December 2022, equal to 5.08%, to reflect the mandatory six-month waiting period pursuant to Section 409A of the Internal Revenue Code.

(19)
Ms. Sparks is entitled to a benefit under the severance formula, as referenced in footnote (4) above, which is $1,178,744, based on 2022 amounts of $399,000 for salary and $190,372 for average bonus earned in 2022 because Mr. Sparks did not receive a bonus in 2020 or 2021. This total is paid in two installments of $589,372. The installments are then discounted using the 120% of the semi-annual Applicable Federal Rate for December 2022, equal to 5.08%. The first installment is discounted six months to reflect the mandatory six-month waiting period pursuant to Section 409A of the Internal Revenue Code. The second installment is discounted one year. This results in the severance amount of $1,135,829 shown in the table.

Agreements with Executive Officers
Employment Agreements
The Company maintains employment agreements with each of Messrs. Watt, Kingsley, Stagliano and Sparks and Ms. Mahoney (the “Employment Agreements”). Each of these agreements provide for base salary, subject to annual increases, a performance bonus opportunity, the ability to participate in stock benefit plans, employee benefit plans and other fringe benefits applicable to executive personnel, including, without limitation, use of a Company car and reimbursement of certain country club memberships. All NEOs are also eligible to receive an annual contribution to their deferred compensation account in an amount determined by the Board in its sole discretion.
The Employment Agreements will terminate upon the earlier occurrence of the executive’s death, “disability,” discharge for “cause,” resignation, termination “without cause” (as such terms are defined in the Employment Agreements), or January 1, 2024 for each of Messrs. Watt, Kingsley, Stagliano and Sparks and Ms. Mahoney. On December 31, 2023 and each December 31 thereafter, the term of the Employment Agreements for each will automatically extend for one additional year unless either the Company or the executive provides timely, prior notice of non-renewal.
Upon termination of their respective agreements, the executives are each entitled to receive accrued and unpaid salary, accrued rights under NBT’s employee plans and arrangements, unpaid expense reimbursements, and the cash equivalent of accrued annual vacation. If the executive’s employment is terminated by the Company other than for “cause” (as defined in the agreements), or by the executive for “good reason” (as defined in the Employment Agreements) each unrelated to a change in control, then, upon execution of a separation agreement and release, each of Messrs. Watt, Kingsley, Stagliano and Sparks and Ms. Mahoney will be entitled to receive a lump sum payment equal to the greater of (1) the base salary that would have been paid during the remaining unexpired term or (2) six months’ base salary.
52

Compensation Discussion and Analysis
Each executive has also agreed that for two years after the termination of employment, he or she will not directly or indirectly compete with the Company or NBT Bank. Under the agreements, during the term of their employment, the executives may not disclose confidential information about the Company or its subsidiaries to any other person or entity. Each executive has also agreed that for a period of two years following the Termination Date (as defined in the Employment Agreements), he or she shall not become an officer, employee, consultant, director or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, where such position entails providing services to such company in any city, town or county where the Company or NBT Bank or their affiliates has an office, where the executive’s position or service for such company is competitive with or similar to the executive’s position or service with the Company or NBT Bank. The Employment Agreements also require that, if the Company prepares an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with regard to any financial reporting under the securities laws, and the executive is subject to automatic forfeiture under the Sarbanes-Oxley Act of 2002, or he or she knowingly engaged in misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, the executive shall reimburse the Company for the amount of any payment earned or accrued during the 12-month period following the first public issuance or filing with the SEC of the financial document that contained such material noncompliance. In addition, if the Company is required to prepare an accounting restatement, the executive will forfeit any payments made based on the achievement of pre-established performance goals that are later determined, as a result of the accounting restatement, not to have been achieved (the “Clawback Clause”).
Change in Control Provisions and Benefits
The Employment Agreements also provide for severance rights related to a change in control. The conditions for payment upon a change in control require both a change in control event and the executive’s termination “without cause” or for “good reason” (i.e. double trigger). The change in control provisions in the Employment Agreements provide in general that, if within 24 months following the date of a change in control of the Company or NBT Bank, as defined in the Employment Agreements, the NEO’s employment is terminated without cause or by the executive for good reason, then each of Messrs. Watt, Kingsley and Stagliano will be entitled to receive an amount equal to 2.99 multiplied by the sum of his annualized salary for the calendar year in which the change in control of the Company occurred and the average bonus paid in the three prior calendar years. Mr. Sparks will be entitled to receive an amount equal to 2.0 multiplied by the sum of his annualized salary for the calendar year in which the change in control of the Company occurred and the average bonus paid in the three previous calendar years. Ms. Mahoney will be entitled to receive an amount equal to 2.0 multiplied by the sum of her annualized salary for the calendar year in which the change in control of the Company occurred. In addition, the double trigger change in control provisions under the Employment Agreements provide that an executive’s benefit under any SERP will become fully vested (but do not provide that additional service credits or increased compensation formulas are utilized for purposes of calculating their severance amount).
The Employment Agreements do not provide for the right to receive a gross-up payment to compensate for the imposition of any excise taxes under Section 4999 of the Internal Revenue Code. Furthermore, the employment agreements provide for a cutback of change in control benefits in circumstances where the executive would not be better off on a net after-tax basis by at least $50,000 by being paid the full change in control benefit. In circumstances where the executive will be better off by at least $50,000 on a net after-tax basis by being paid the full change in control benefit owed, the executive will be responsible for the payment of all excise taxes.
The Employment Agreements provide that in the event the executive becomes entitled to severance payments that constitute deferred compensation in connection with a change in control, and if at that time the executive is a key employee with the Company for purposes of Section 409A of the Internal Revenue Code, then the Company will defer commencement of the executive’s severance payments until six months after his or her employment with the Company ends.
Generally, these agreements provide that a change in control of the Company shall be deemed to have occurred if: (1) a person or entity acquires beneficial ownership of 30% or more of the combined voting power of the Company’s voting securities; (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by Company stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (3) there shall be consummated (a) any consolidation or merger of the Company in which the Company is not the continuing or
53

Compensation Discussion and Analysis
surviving corporation or pursuant to which voting securities would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of voting securities immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all of the assets of the Company, provided that any such consolidation, merger, sale, lease, exchange or other transfer consummated at the insistence of an appropriate banking regulatory agency shall not constitute a change in control of the Company; or (4) the stockholders of the Company approve the Company’s liquidation or dissolution.
Treatment of Equity Awards upon Certain Terminations and in Connection with a Change in Control
Restricted stock unit retention awards become 100% vested upon death, disability, retirement and termination without cause or by the executive for good reason. Performance-based restricted stock units become 100% vested in the event of death, disability or termination without cause or by executive for good reason after the end of the performance period. If service terminates prior to the end of the performance period for retirement, termination without cause or by the executive for good reason, then the percentage of shares will vest equal to the number of months of the performance period prior to termination of service divided by twelve. Shares will be delivered within 60 days after the date performance factors are deemed achieved. Long-term incentive plan awards become 100% vested upon termination of service due to death or disability.
In the event of a corporate transaction or change in control as defined in the equity award agreement, (1) all outstanding restricted stock and restricted stock units shall be deemed to have vested, and all shares of common stock and/or cash subject to such awards will be delivered, and (2) at the Board’s discretion restricted stock units will be terminated and cashed out or redeemed for securities of equivalent value. If termination occurs for any other reason than specified previously, then unvested shares are forfeited.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation and Benefits Committee are: Timothy E. Delaney (Chair), J. David Brown, Heidi M. Hoeller, Andrew S. Kowalczyk III, and Matthew J. Salanger. There are no interlocking relationships involving Compensation and Benefits Committee members or NEOs of the Company that require disclosure in this Proxy Statement under the Exchange Act, or the rules promulgated by the SEC thereunder.
NBT Bank has made loans to members of the Compensation and Benefits Committee. All such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with borrowers who are not related to NBT Bank, and did not involve more than normal risk of collectability or present other unfavorable features.
Certain Relationships and Related Party Transactions
NBT Bank has made loans to directors and executive officers in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with borrowers who are not related to NBT Bank, and did not involve more than normal risk of collectability or present other unfavorable features.
During the period from January 1, 2022 through December 31, 2022, NBT Insurance Agency, LLC received $1,690,117 in commissions from New York Central Mutual Fire Insurance Company, of which Director V. Daniel Robinson II is the Chairman of the Board.
Policies and Procedures Regarding Transactions with Related Persons
Pursuant to its Charter, the Audit Committee is responsible for reviewing potential conflict of interest situations. Pursuant to the Company’s Code of Business Conduct and Ethics, any transactions between the Company and a director, employee, or an immediate family member must adhere to the requirements set forth in Regulation O promulgated by the Board of Governors of the Federal Reserve System. The Company’s Loan Policy Manual covers Regulation O and states that no extension of credit or commitment to extend credit may be made to an insider unless it is made on substantially the same terms and conditions, including interest rates and collateral, as other comparable
54

Compensation Discussion and Analysis
loans made to persons not affected by the policy and who are not employed by NBT Bank, and further, the loan may not involve more than normal risk of repayment. The policy also requires that loans made to insiders of more than $500,000 be pre-approved by the Board of Directors. A summary report of all insider loans outstanding and committed is also presented to the Board of Directors on a regular basis.
Compensation and Benefits Committee Report
The Compensation and Benefits Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis contained in this Proxy Statement. Based upon this review and discussion, the Committee recommended to the Company’s Board of Directors the inclusion of the Compensation Discussion and Analysis in this Proxy Statement.
Compensation and Benefits Committee of NBT Bancorp Inc.
Timothy E. Delaney (Chair)
J. David Brown
Heidi M. Hoeller
Andrew S. Kowalczyk III
Matthew J. Salanger
55

CEO Pay Ratio
CEO Pay Ratio
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee. The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.
The Company identified the median employee using base salary, bonus and any long term incentive stock awards granted in 2022. With the exception of the CEO, all employees of the Company and its subsidiaries who were employed as of December 31, 2022 were included (including subsidiary employees). Base salaries were annualized for employees who were not employed for the full year. After identifying the median employee, the Company calculated annual total compensation for such employee applying the same methodology used in the calculation of the Summary Compensation for our CEO and NEOs. This methodology was the same as was used in calculating the pay ratio for last year’s proxy statement.
Mr. Watt’s 2022 annual total compensation was $3,114,914 as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for 2022 was $57,674. As a result, we estimate that Mr. Watt’s 2022 annual total compensation was approximately 54 times that of our median employee.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
56

Pay Versus Performance
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following disclosures provide information about the relationship between executive “Compensation Actually Paid” and the Company’s performance on select financial metrics. For further information regarding our executive compensation programs and our pay-for-performance philosophy, please refer to “Compensation Discussion and Analysis”.
The following table sets forth the Compensation Actually Paid to the Company’s CEO and average Compensation Actually Paid to the Company’s other NEOs during 2020 through 2022, both as reported in the Summary Compensation Table and with certain adjustments to reflect the "Compensation Actually Paid”, as defined under SEC rules. In addition, the table provides our cumulative Total Shareholder Return (“TSR”), the cumulative TSR of our peer group TSR (using the KBW Regional Banking Index), Net Income and EPS, which is the “company selected measure” chosen for purposes of this disclosure.
					Value of Initial Fixed $100 Investment Based On
Year	Summary Compensation Table Total for CEO(1) ($)	Compensation Actually Paid to CEO(2) ($)	Average Summary Compensation Table Total for Other NEOs(3) ($)	Average Compensation Actually Paid to Other NEOs(4) ($)	TSR(5) ($)	Peer Group TSR(6) ($)	Net Income(7) ($ thousands)	EPS(8) ($)
2022	3,114,914	3,616,618	1,096,682	1,193,156	117.46	116.15	151,995	3.52
2021	2,766,141	3,014,358	653,695	685,710	101.22	124.78	154,885	3.54
2020	2,412,229	2,249,251	815,023	703,054	81.87	91.32	104,388	2.37
(1)	The amounts shown above represent Total Compensation reported for Mr. Watt for each corresponding year in the “Total” column of the Summary Compensation Table.
(2)
The amounts shown above represent “Compensation Actually Paid” to Mr. Watt for each corresponding year, in accordance with the requirements of Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Watt during the applicable year. The adjustments in the below table were made to Mr. Watt’s total compensation in the Summary Compensation Table for each year to determine the “Compensation Actually Paid” pursuant to Item 402(v) of Regulation S-K.

(3)
These amounts reflect the average total compensation reported for the Company’s NEOs as a group (excluding Mr. Watt) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Watt) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022 Messrs. Kingsley, Stagliano and Sparks, and Ms. Mahoney; (ii) for 2021 Messrs. Kingsley, Moran and Stagliano and Mmes. Burns, Halliday and Wiles; and (iii) for 2020 Messrs. Moran, Brenner and Stagliano and Ms. Scarlett.

(4)
The amounts shown above represent “Compensation Actually Paid” to the other NEOs for each corresponding year, in accordance with the requirements of Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the other NEOs during the applicable year. The adjustments in the below table were made to the other NEOs total compensation in the Summary Compensation Table for each year to determine the “Compensation Actually Paid” pursuant to Item 402(v) of Regulation S-K.

(5)
The amounts shown above represent the Company’s cumulative TSR on an assumed investment of $100 in shares of our common stock over the indicated measurement period. The cumulative TSR reported above is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and the difference between our share price at the end and the beginning of the indicated measurement period by our share price at the beginning of the measurement period.

(6)	The peer group for purposes of this table is the KBW Regional Banking Index (“KRX”), which is the same peer group disclosed in the Company’s Annual Report on Form 10-K.
(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)	The dollar amounts reported represent the amount of diluted earnings per share reflected in the Company’s audited financial statements for the applicable year.
57

Pay Versus Performance
The following table reconciles the Summary Compensation Table to the Pay Versus Performance Table above for the CEO. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
	2022 ($)	2021 ($)	2020 ($)
Compensation from Summary Compensation Table	3,114,914	2,766,141	2,412,229
Less Grant Date Fair Value of Stock Awards in Covered Year, as reported in the Summary Compensation Table	(718,779)	(725,136)	(652,239)
Add the Fair Value of Equity Awards Granted During the Covered Year determined as of the end of the Covered Year	854,897	719,074	744,286
Add Change in Fair Value of Equity Awards Granted in Prior Years that remain outstanding and unvested at the end of the Covered Year	250,000	277,295	(240,096)
Change in Fair Value for Equity Awards Granted in Prior Years that vested in the Covered Year	97,000	51,767	2,580
Less Aggregate Change in the Actuarial Pension Value of the Accumulated Benefit, as Reported in the Summary Compensation Table for the Covered Year	(255,176)	(317,897)	(282,164)
Add pension value attributable to Covered Year’s service and any change in pension value attributable to plan amendments made in the Covered Year	273,762	243,114	264,655
Compensation Actually Paid	3,616,618	3,014,358	2,249,251
The following table reconciles the Summary Compensation Table to the Pay Versus Performance Table above for the other NEOs. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
	2022 ($)	2021 ($)	2020 ($)
Compensation from Summary Compensation Table	1,096,682	653,695	815,023
Less Grant Date Fair Value of Stock Awards in Covered Year, as reported in the Summary Compensation Table	(275,923)	(150,859)	(212,900)
Add the Fair Value of Equity Awards Granted During the Covered Year determined as of the end of the Covered Year	332,066	154,751	242,946
Add Change in Fair Value of Equity Awards Granted in Prior Years that remain outstanding and unvested at the end of the Covered Year	29,504	55,992	(139,690)
Change in Fair Value for Equity Awards Granted in Prior Years that vested in the Covered Year	9,779	27,030	1,880
Less the fair value of any equity awards granted in a Prior Year that were forfeited in the Covered Year determined as of the end of the Prior Year	—	(52,969)	—
Less Aggregate Change in the Actuarial Pension Value of the Accumulated Benefit, as Reported in the Summary Compensation Table for the Covered Year	(1,535)	(5,097)	(9,208)
Add pension value attributable to Covered Year’s service and any change in pension value attributable to plan amendments made in the Covered Year	2,583	3,167	5,003
Compensation Actually Paid	1,193,156	685,710	703,054
58

Pay Versus Performance
The graphs below illustrate the relationship between “Compensation Actually Paid” to our CEO as well as average actual compensation paid to our other NEOs over the indicated years to the Company’s TSR, net income and earnings per share. In addition, the first table below compares our cumulative TSR and peer group cumulative TSR for the indicated years.

Compensation Actually Paid vs. TSR Performance
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
Compensation Actually Paid
$160
$120
$80
$40
$-
Total Shareholder Return ($100 Investment)
2020
2021
2022
CEO Pay
Average NEO Pay
NBT TSR
KRX TSR

59

Pay Versus Performance

As also required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, below is an unranked list of the most important financial measures used by the Committee to link executive compensation actually paid to each NEO to Company performance for the 2022 fiscal year:
•	Earnings per share
•	Return on average tangible common equity
•	Return on average assets
•	Efficiency ratio
•	Net interest Margin
•	Nonperforming assets to total assets
60

Audit Committee Report
Audit Committee Report
Our Audit Committee is comprised of seven directors who are not officers or employees of NBT. Each of the members of the Audit Committee is an independent director as defined by the SEC rules and Rule 5605 of the Nasdaq Stock Market. The Audit Committee held four meetings during 2022. The meetings were designed to facilitate and encourage private communication between the Audit Committee, the Director of Internal Audit and our independent registered public accounting firm, KPMG LLP.
Our Audit Committee acts under a written charter adopted and approved by our Board, a copy of which is available on the Company’s website at https://www.nbtbancorp.com/bn/corporate-governance.html and assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Company’s management has responsibility for establishing and maintaining adequate internal controls, preparing the financial statements and the public reporting process. KPMG LLP, the Company’s independent registered public accounting firm for 2022, is responsible for expressing opinions on these financial statements and on the Company’s internal controls over financial reporting based on their integrated audits performed in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Committee reviews internal and external audits of the Company and the adequacy of the Company’s accounting, financial, and compliance controls, and selects the Company’s independent registered public accounting firm (subject to ratification by stockholder vote at the Annual Meeting).
The Audit Committee has performed the procedures specified in the charter regarding the preparation and review of our consolidated financial statements as of and for the year ended December 31, 2022. Among the procedures performed, the Audit Committee has:
•	Reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2022 with NBT management and KPMG LLP, our independent registered public accounting firm;
•	Discussed with KPMG LLP the matters required to be discussed by the applicable standards of the PCAOB; and
•	Received the written disclosures and the letter from KPMG LLP required by relevant professional and regulatory standards and discussed with KPMG LLP its independence.
The Committee reviews its performance on an annual basis pursuant to its Committee Charter, as well as reviewing the performance of KPMG LLP as the Company’s independent registered public accounting firm.
On the basis of its review as specified in the charter and discussions referred to in this section of the Proxy Statement, the Audit Committee has recommended to our Board that the audited consolidated financial statements be included in our Annual Report Form 10-K for the year ended December 31, 2022 for filing with the SEC.
Audit Committee of NBT Bancorp Inc.
Lowell A. Seifter (Chair)
J. David Brown
Timothy E. Delaney
James H. Douglas
Heidi M. Hoeller, CPA
V. Daniel Robinson II
Matthew J. Salanger
61

PROPOSAL 2: Non-Binding Advisory Vote Regarding Compensation of the Named Executive Officers of the Company
PROPOSAL 2: Non-Binding Advisory Vote Regarding Compensation of the Named Executive Officers of the Company
Pursuant to Section 14A of the Exchange Act, the Company is providing its stockholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of its NEOs as disclosed in this Proxy Statement. Based on the results of the non-binding stockholder advisory vote on the frequency of stockholder votes on executive compensation at the Annual Meeting on May 23, 2017, the Compensation Committee and the Board determined that stockholder advisory vote on the executive compensation will take place every year, until and unless our stockholders vote to hold such an advisory vote with a different frequency, at which time our Board will carefully consider the stockholder vote resulting from the proposal and continue to evaluate the options for how frequently we hold “say-on-pay” votes.
The compensation of our NEOs is disclosed in the Compensation Discussion and Analysis, the compensation tables and the other related tables and narrative disclosure contained within this Proxy Statement. As discussed in those disclosures, the Board believes that the Company’s executive compensation philosophy, guidelines and programs provide a strong link between each NEO’s compensation and the Company’s short and long-term performance. The primary objectives of the Company’s executive compensation program are to attract and retain talented senior executives and to motivate senior executives by rewarding them for outstanding corporate and individual performance.
The Company is asking its stockholders to indicate their support for its NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives the Company’s stockholders the opportunity to express their views on the compensation of the Company’s NEOs. Accordingly, stockholders are being asked to vote “FOR” the following resolution:
“RESOLVED, that the stockholders of NBT Bancorp Inc. approve, on an advisory basis, the compensation of the NEOs, as described in the Compensation Discussion and Analysis, the summary compensation tables and the other related tables and narrative disclosure contained within the Company’s Proxy Statement for its 2023 Annual Meeting of stockholders.”
Your vote on this Proposal 2 is advisory, and therefore not binding on the Company, the Committee or the Board. The Board and the Committee value the opinions of the Company’s stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, the Company will consider its stockholders’ concerns and the Committee will evaluate whether any actions are necessary to address those concerns.
The affirmative vote of a majority of the outstanding shares of our common stock represented by proxy at the Annual Meeting is required to approve this Proposal 2. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the vote for this proposal. If no voting instructions are given, the accompanying proxy will be voted for this Proposal 2.
The Board of Directors unanimously recommends that the stockholders vote “FOR” the approval of the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis, the summary compensation table and the other related tables and narrative disclosure contained within this Proxy Statement.
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PROPOSAL 3: Non-Binding Advisory Vote Regarding the Frequency of Voting on the Compensation of the Named Executive Officers of the Company
PROPOSAL 3: Non-Binding Advisory Vote Regarding the Frequency of Voting on the Compensation of the Named Executive Officers of the Company
Pursuant to Section 14A of the Exchange Act and the related rules of the SEC, the Company is permitted, not less frequently than once every six years, a separate non-binding, advisory stockholder vote with respect to the frequency of voting on the compensation of the Company’s NEOs. As an advisory vote, this proposal is not binding on the Company, the Board or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting the advisory vote regarding the compensation of the Company’s NEOs.
The Company’s stockholders voted in 2011 and 2017, in similar advisory votes, in favor of submitting the Company’s compensation of its named executive officers for approval on a non-binding basis every three years. Following that vote, the Board adopted the approach recommended by the stockholders. However, the Board and Compensation Committee have continued to consider the appropriate frequency at which to obtain input from stockholders on the Company’s executive compensation philosophy, policies and practices as disclosed in its proxy statement. In light of the information considered, the Board and Compensation Committee have determined that obtaining the advisory vote on the compensation arrangements of the Company’s named executive officers every year is the best corporate governance practice for the Company and would be in the best interests of the Company’s stockholders.
Stockholders are not voting to approve or disapprove of the Boards’ recommendation as to the frequency of the advisory vote on named executive officer compensation. Instead, stockholders may select one of four choices with respect to this proposal:
(1)	every year;
(2)	every two years;
(3)	every three years; or
(4)	abstain from voting on the proposal.
For the reasons discussed above, the Board is asking the Company’s stockholders to indicate their support for the non-binding advisory vote to approve the compensation of the Company’s named executive officers to be held every year.
The option of every year, every two years or every three years that receives the highest number of votes cast by the Company’s stockholders will be considered the frequency recommended by the stockholders.
The Board of Directors unanimously recommends that the stockholders vote for EVERY YEAR as the frequency with which the stockholders are provided an advisory vote on the compensation of the Company’s NEOs.
63

PROPOSAL 4: Ratification of Appointment of Independent Registered Public Accounting Firm
PROPOSAL 4: Ratification of Appointment of Independent Registered Public Accounting Firm
Independent Registered Public Accounting Firm
Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2023, subject to the ratification by stockholder vote at the Annual Meeting. KPMG LLP has served as our independent registered public accounting firm since 1987. We expect representatives of KPMG LLP will be present at our Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions.
Although stockholder ratification of the appointment of the Company’s independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of KPMG LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection.
The affirmative vote of a majority of the outstanding shares of common stock present or represented by proxy at the Annual Meeting is required to approve this Proposal 4. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the vote for this proposal. If no voting instructions are given, the accompanying proxy will be voted for this Proposal 4.
The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.
Audit Fees and Non-Audit Fees
The following table presents fees for professional audit services rendered by KPMG LLP for the audit of NBT’s annual consolidated financial statements and the effectiveness of internal control over financial reporting for the fiscal years ended December 31, 2022 and 2021, and fees billed for other services provided by KPMG LLP. Prior to any new engagement representing a permissible audit or non-audit activity, approval of the Audit Committee is required.
	2022	2021
Audit Fees (1)	$1,071,500	$1,033,000
Audit Related Fees (2)	73,700	68,900
All Other Fees (3)	25,000	13,000
Total Fees	$1,170,200	$1,114,900
(1)
Audit Fees consist of fees billed for professional services rendered for the audit of NBT’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. Audit Fees also include activities related to internal control reporting under Section 404 of the Sarbanes-Oxley Act.

(2)
Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of NBT’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees for employee benefit plan audits.

(3)	All Other Fees consist of professional services rendered in connection with the registration statement reviews and related consents.
Audit Committee Review
Our Audit Committee concluded that KPMG LLP’s provision of the non-audit services summarized in the preceding section is compatible with maintaining KPMG LLP’s independence.
Audit Committee Pre-Approval Requirements
The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by KPMG LLP. Annually, the Audit Committee will consider and approve the provision of audit and non-audit services by KPMG LLP that are not prohibited by law. In addition, the Audit Committee will, as necessary, consider and approve the provision of additional audit and non-audit services by KPMG LLP which are not encompassed by the Audit Committee’s annual pre-approval. All audit and non-audit services performed by KPMG LLP during fiscal year 2022 were pre-approved pursuant to the procedures outlined above, and none of the engagements pre-approved by the Committee during 2022 made use of the de minimis exception to pre-approval contained in the applicable rules of the SEC.
64

Other Matters
Other Matters
Stockholder Proposals for the 2024 Annual Meeting
Stockholder Proposals for Inclusion in Next Year’s Proxy Statement
Stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act for inclusion in our proxy statement for the 2024 Annual Meeting of stockholders must be received by the Company by December 8, 2023. Each proposal must comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the Proxy Statement and form of proxy. SEC rules set forth standards as to what stockholder proposals corporations must include in a proxy statement for an Annual Meeting.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Corporation’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 18, 2024.
Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting
The Company’s Bylaws establish an advance notice procedure with regard to any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2024 Annual Meeting. Written notice of such stockholder proposal for the next Annual Meeting of our stockholders must be received by our President at our principal executive offices not later than January 17, 2024 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such matter. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.
Important Notice Regarding Delivery of Stockholder Documents
Only one copy of this Proxy Statement and the Company’s 2022 Annual Report may be sent to an address shared by more than one stockholder. This practice, known as “householding,” is designed to reduce the Company’s printing and mailing costs. If any stockholder residing at such an address wishes to receive a separate copy of this Proxy Statement or the Company’s 2022 Annual Report, he or she may request a copy of the materials for this and/or future stockholder meetings by (1) visiting www.ProxyVote.com, (2) calling 1-800-579-1639 or (3) sending an email to sendmaterial@proxyvote.com. If sending an email, please include your control number in the subject line.
Other Matters
As of the date of this Proxy Statement, our Board knows of no matters that will be presented for consideration at our meeting other than as described in this Proxy Statement. If any other matters should properly come before our meeting and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies to vote the shares represented by those proxies as to those matters. The persons named as proxies intend to vote in accordance with the determination of the majority vote of our Board.
65

NBT BANCORP

NBT BANCORP INC.
52 SOUTH BROAD STREET
NORWICH, NY 13815

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and recieve ectronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 15, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 11, 2023 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 15, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 11, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V02999-P88387 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NBT BANCORP INC.

The Board of Directors recommends you vote FOR each of the following director nominees:

1. To elect twelve directors, each for a one-year term (Proposal 1).

Nominees:	For	Against	Abstain
1a. John H. Watt, Jr.	☐	☐	☐
1b. Martin A. Dietrich	☐	☐	☐
1c. Johanna R. Ames	☐	☐	☐
1d. J. David Brown	☐	☐	☐
1e. Timothy E. Delaney	☐	☐	☐
1f. James H. Douglas	☐	☐	☐
1g. Heidi M. Hoeller	☐	☐	☐
1h. Andrew S. Kowalczyk, III	☐	☐	☐
1i. V. Daniel Robinson, II	☐	☐	☐
1j. Matthew J. Salanger	☐	☐	☐
1k. Lowell A. Seifter	☐	☐	☐
1l. Jack H. Webb	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2:	For	Against	Abstain
2. To approve, on a non-binding, advisory basis, the compensation of NBT Bancorp Inc.'s named executive officers ("Say on Pay") (Proposal 2).	☐	☐	☐

The Board of Directors recommends you vote EVERY YEAR on Proposal 3:	Every Year	Every Two Years	Every Three Years	Abstain
3. To vote, on a non-binding, advisory basis, with respect to the frequency of voting on the compensation of NBT Bancorp Inc.'s named executive officers ("Say on Frequency") (Proposal 3).	☐	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 4:	For	Against	Abstain
4. To ratify the appointment of KPMG LLP as NBT Bancorp Inc.'s independent, registered public accounting firm for the year ending December 31, 2023 (Proposal 4).	☐	☐	☐

NOTE: The proxies are authorized to vote in accordance with the majority vote of NBT Bancorp Inc.'s Board of Directors upon such other business that may properly come before the meeting.

Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian, or in other fiduciary capacity, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and Annual Report are available at
www.nbtbancorp.com/bncp/proxy.html

V03000-P88387

NBT BANCORP INC.
Annual Meeting of Stockholders
May 16, 2023 10:00 a.m.
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) M. Randolph Sparks, with full power of substitution, proxy to represent the undersigned stockholder(s) at the Annual Meeting of Stockholders of NBT Bancorp Inc. ("NBT") to be held virtually at www.virtualshareholdermeeting.com/NBTB2023, on May 16, 2023, at 10:00 a.m. Eastern Time, or at any adjournment or postponement of the meeting, with all power which the undersigned stockholder(s) would possess if personally present, and to vote all shares of NBT's common stock which the undersigned stockholder(s) may be entitled to vote at the meeting upon the following proposals described in the accompanying proxy statement, in accordance with the following instructions and, in accordance with the majority vote of NBT's Board of Directors, upon any other matters that may properly come before the meeting.

This proxy, when properly executed, will be voted as directed by the undersigned stockholder. If no direction is indicated, a properly executed proxy will be voted FOR the election of all director nominees listed in Proposal 1 and FOR Proposals 2 and 4 and EVERY YEAR on Proposal 3. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

Continued, and signature required, on reverse side